UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Quanterix Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 14, 2023
To Our Stockholders:
You are cordially invited to attend the 2023 annual meeting of stockholders of Quanterix Corporation to be held at 10:00 a.m. ET on Wednesday, June 7, 2023 at our offices located at 900 Middlesex Turnpike, Building 1, Billerica, MA 01821. If the annual meeting is adjourned for any reason, then proxies submitted may be used at any adjournment of the 2023 annual meeting.
Details regarding the meeting, the business to be conducted at the meeting, and information about Quanterix Corporation that you should consider when you vote your shares are described in the accompanying proxy statement.
At the annual meeting, two persons will be elected to our Board of Directors to serve three-year terms expiring in 2026. In addition, we will ask stockholders to approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement, and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our Board of Directors recommends the approval of each of Proposal Nos. 1, 2 and 3. Such other business will be transacted as may properly come before the annual meeting.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the internet, we have elected to deliver our proxy materials to the majority of our stockholders over the internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 20, 2023, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2023 Annual Meeting of Stockholders and our 2022 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.
Thank you for your continued support of Quanterix Corporation.
Sincerely,
Masoud Toloue, Ph.D. President and Chief Executive Officer

QUANTERIX CORPORATION
900 Middlesex Turnpike
Billerica, Massachusetts 01821
April 14, 2023
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
TIME:   10:00 a.m. ET
DATE:   Wednesday, June 7, 2023
LOCATION:   Quanterix Corporation, 900 Middlesex Turnpike, Building 1, Billerica, MA 01821
PURPOSES:
1.
To elect two directors to serve three year terms expiring at the annual meeting of stockholders in 2026 or until their successors are duly elected and qualified;

2.
To approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement (“Say-on-Pay”);

3.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

4.
To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:
You may vote if you were the record owner of Quanterix Corporation common stock at the close of business on April 10, 2023. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices, located at 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials and submit your proxy by the internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.
BY ORDER OF THE BOARD OF DIRECTORS
Laurie A. Churchill General Counsel and Secretary

QUANTERIX CORPORATION
900 Middlesex Turnpike
Billerica, Massachusetts 01821
PROXY STATEMENT FOR
2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2023
This proxy statement, along with the accompanying Notice of 2023 Annual Meeting of Stockholders, contains information about the 2023 annual meeting of stockholders of Quanterix Corporation to be held at 10:00 ET, at our offices located at 900 Middlesex Turnpike, Building 1, Billerica, MA 01821. If the annual meeting is adjourned for any reason, then proxies submitted may be used at any adjournment of the 2023 annual meeting.
In this proxy statement, we refer to Quanterix Corporation as “Quanterix,” “the Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.
On or about April 20, 2023, we intend to begin sending the Important Notice Regarding the Availability of Proxy Materials to stockholders entitled to vote at the annual meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 7, 2023
This proxy statement and our 2022 annual report to stockholders are available for viewing, printing and downloading at www.investorvote.com/qtrx. To view these materials, please have your 15-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2022, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov,or in the “SEC Filings” section of the “Financial Information” section of the “Investors” section of our website at www.quanterix.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Quanterix Corporation, Attn: Investor Relations, 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why Is the Company Soliciting My Proxy?
Our Board of Directors is soliciting your proxy to vote at the 2023 annual meeting of stockholders to be held on Wednesday, June 7, 2023, at 10:00 a.m. ET, at our office located at 900 Middlesex Turnpike, Building 1, Billerica, MA 01821, and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about April 20, 2023.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Who Can Vote?
Only stockholders who owned our common stock at the close of business on April 10, 2023 are entitled to vote at the annual meeting. On this record date, there were 37,382,307 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, voted against or abstain with respect to the advisory vote regarding the compensation of our named executive officers and the ratification of the appointment of our independent auditors. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:
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By internet or by telephone.   Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the internet or by telephone.

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By mail.   If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of our Board of Directors as noted below.

•
At the meeting.   Stockholders may vote in person during the annual meeting.

Telephone and internet voting facilities for stockholders of record will be available 24 hours a day and will close at 1:00 a.m. ET on June 7, 2023.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers.
How Does the Board of Directors Recommend that I Vote on the Proposals?
The Board of Directors recommends that you vote as follows:
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“FOR” the election of the two (2) nominees for director;

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“FOR” the compensation of our named executive officers, as disclosed in this proxy statement; and

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“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:
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if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

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by re-voting by internet or by telephone as instructed above;

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by notifying our Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•
by attending the annual meeting and voting in person.

Your most current vote, whether by telephone, internet or proxy card, is the one that will be counted.
What if I Receive More than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares Be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
What Vote is Required to Approve Each Proposal and How Are Votes Counted?
Proposal 1: Elect Directors	The two director nominees who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR both of the nominees, WITHHOLD your vote from both of the nominees or WITHHOLD your vote from either of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 2: Approve an Advisory Vote on the Compensation of Our Named Executive Officers	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee of our Board of Directors and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal 3: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023, the Audit Committee of our Board of Directors will reconsider its appointment.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will not pay these employees and directors any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.
Householding of Annual Disclosure Documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling their toll-free number, 1-800-736-3001.
If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:
If your shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling them at 1-800-736-3001 or writing them at Computershare Trust Company, P.O. Box 43078, Providence, RI, 02940-3078.
If a bank, broker or other nominee holds your shares, please contact the bank, broker or other nominee directly and inform them of your request.
Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the internet instead of receiving paper copies in the mail.
You can choose this option and save the Company the cost of producing and mailing these documents by:
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following the instructions provided on your Notice or proxy card;

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following the instructions provided when you vote over the internet; or

•
going to www.computershare.com and logging into the Investor Center to follow the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 1, 2023, for (a) the named executive officers in the Summary Compensation Table on page 28 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock.
	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number(1)	Percent
5% Stockholders(2)
Camber Capital Management LP and Stephen DuBois(3) 101 Huntington Avenue, Suite 2101 Boston, MA 02199	3,425,000	9.2%
Blackrock, Inc.(4) 55 East 52nd Street, New York, NY 10055	2,757,350	7.4%
Pura Vida Investments, LLC and Efrem Kamen(5) 512 West 22nd Street, 7th Floor New York, NY 10011	2,080,641	5.6%
Directors, Director Nominees and Named Executive Officers
Masoud Toloue, Ph.D.(6)	163,042	*
Michael A. Doyle(7)	44,603	*
Brian J. Blaser	—	—
Keith L. Crandell(8)	157,585	*
Karen A. Flynn	2,148	*
Sarah E. Hlavinka(9)	64,417	*
Martin D. Madaus, Ph.D.(10)	308,678	*
Paul M. Meister(11)	314,145	*
Laurie J. Olson(12)	20,656	*
David R. Walt, Ph.D.(13)	1,466,914	3.9%
Mark T. Roskey, Ph.D.(14)	132,473	*
E. Kevin Hrusovsky(15)	848,914	2.3%
John Fry(16)	17,901	*
All directors and current executive officers as a group (10 persons)(17)	2,542,188	6.8%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
This table is based upon information supplied by executive officers, directors and principal stockholders and in their filings with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 1, 2023 pursuant to the exercise of options, warrants or the vesting of restricted stock units (“RSUs”) to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 37,248,605 shares of common stock outstanding on March 1, 2023.

(2)
This information is based solely upon a review of the Schedule 13G reports or related amendments filed with the SEC with respect to holdings of the Company’s common stock as of December 31, 2022.

(3)
Based on a Schedule 13G/A filed jointly by Camber Capital Management LP (“Camber Capital”) and Stephen DuBois with the SEC on February 14, 2023, which reported ownership as of December 31, 2022. Camber Capital and Mr. DuBois share voting and dispositive power with respect to all 3,425,000 shares.

(4)
Based on a Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 1, 2023. Includes shares beneficially owned by BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd. BlackRock, Inc. is a parent holding company or control person and claims sole dispositive power for 2,757,350 shares and sole voting power for 2,686,620 shares.

(5)
Based on a Schedule 13G/A filed jointly by Pura Vida Investments, LLC and Efrem Kamen with the SEC on February 23, 2023. Such shares are owned by Pura Vida Master Fund, Ltd. (the “Pura Vida Master Fund”) and certain separately managed accounts (the “Managed Accounts,” collectively the “Client Accounts”). Pura Vida Investments, LLC (“PVI”) serves as the investment manager or sub-adviser to the Client Accounts. Mr. Kamen serves as the Managing Member of PVI. By virtue of these relationships, PVI and Mr. Kamen may be deemed to have shared voting and dispositive power with respect to the Shares owned directly by the Pura Vida Master Fund and the Managed Accounts.

(6)
Consists of 127,220 shares of common stock, 23,105 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2023 and 12,717 shares of common stock issuable upon the vesting of RSUs within 60 days of March 1, 2023 held by Dr. Toloue.

(7)
Consists of 31,602 shares of common stock, 9,101 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2023 and 3,900 shares of common stock issuable upon the vesting of RSUs within 60 days of March 1, 2023 held by Mr. Doyle.

(8)
Consists of 121,983 shares of common stock and 35,602 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2023 held by Mr. Crandell and a trust over which Mr. Crandell has voting and investment power.

(9)
Consists of 28,815 shares of common stock and 35,602 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2023 held by Ms. Hlavinka.

(10)
Consists of 18,443 shares of common stock held by Dr. Madaus, 35,602 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2023 held by Dr. Madaus and 254,633 shares of common stock held by a trust for which Dr. Madaus is a trust advisor who shares voting and investment power over the shares held by the trust.

(11)
Consists of 255,208 shares of common stock and 58,937 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2023 held by Mr. Meister. Does not include shares of common stock held by Woburn Abbey March 2021 Trust, as Mr. Meister does not have voting or investment power over the shares held by the trust.

(12)
Consists of 4,181 shares of common stock, 14,962 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2023 and 1,513 shares of common stock issuable upon the vesting of RSUs within 60 days of March 1, 2023 held by Ms. Olson.

(13)
Consists of 1,431,312 shares of common stock and 35,602 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2023 held by Dr. Walt. Does not include shares of common stock held by The David R. Walt 2008 Irrevocable Family Trust (the “Walt Trust”), of which Dr. Walt’s spouse is trustee and has sole voting and investment power over the shares held by the Walt Trust.

(14)
Consists of 19,216 shares of common stock, 110,526 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2023 and 2,731 shares of common stock issuable upon the vesting of RSUs within 60 days of March 1, 2023 held by Dr. Roskey.

(15)
Mr. Hrusovsky served as Chief Executive Officer until April 25, 2022 and as Executive Chairman from April 25, 2022 until August 8, 2022. Consists of 825,810 shares of common stock, 16,173 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2023 and 6,931 shares of common stock issuable upon the vesting of RSUs within 60 days of March 1, 2023 held by Mr. Hrusovsky.
(16)
Mr. Fry served as our General Counsel and Secretary until his retirement on August 12, 2022.

(17)
See footnotes 6 through 13.

MANAGEMENT AND CORPORATE GOVERNANCE
The Board of Directors
Our restated certificate of incorporation and our restated bylaws provide that our business is to be managed by or under the direction of our Board of Directors (our “Board”). Our Board is divided into three classes, with one class elected at each annual meeting of stockholders to serve for a three-year term. Our Board currently consists of nine members, classified as follows: (1) Karen Flynn, Martin Madaus, Ph.D. and Laurie Olson constitute Class I with a term ending at the 2024 annual meeting; (2) Sarah Hlavinka, Masoud Toloue, Ph.D. and David Walt, Ph.D. constitute Class II with a term ending at the 2025 annual meeting; and (3) Brian Blaser, Keith Crandell, and Paul Meister constitute Class III with a term ending at the upcoming 2023 annual meeting. Keith Crandell has informed the Board that he will not stand for re-election at the 2023 annual meeting, and our Board has taken action to reduce the size of our Board to eight members, effective as of the 2023 annual meeting.
Our Board accepted the recommendation of the Nominating and Governance Committee and voted to nominate Brian Blaser and Paul Meister for election at the annual meeting for a term of three years to serve until the 2026 annual meeting of stockholders and until their respective successors have been duly elected and qualified.
Set forth in the table and biographies below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years, as of April 10, 2023. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is described below.
Name	Age	Position with the Company
Masoud Toloue, Ph.D.	42	President and Chief Executive Officer and Director
Brian J. Blaser(1)	58	Director
Karen A. Flynn(1)(2)	60	Director
Sarah E. Hlavinka(2)(3)	58	Director
Martin D. Madaus, Ph.D.(2)(3)	62	Chairman of the Board
Paul M. Meister(3)	70	Director
Laurie J. Olson(1)	60	Director
David R. Walt, Ph.D.(1)	70	Director

(1)
Member of our Compensation Committee

(2)
Member of our Nominating and Governance Committee

(3)
Member of our Audit Committee

Our Board reviewed the materiality of any relationship that each of our directors and director nominees has with Quanterix Corporation, either directly or indirectly, including those described under the caption “Certain Relationships and Related Person Transactions” below. Based upon this review, our Board determined that the following directors and director nominees are “independent directors” as defined by The Nasdaq Stock Market: Brian Blaser, Keith Crandell, Karen Flynn, Sarah Hlavinka, Martin Madaus, Ph.D., Paul Meister, Laurie Olson and David Walt, Ph.D.
Masoud Toloue, Ph.D. has served as a member of our Board and as our President and Chief Executive Officer since April 2022. He served as President, Quanterix and Diagnostics from June 2021 to April 2022. Prior to joining us, Dr. Toloue served as Senior Vice President, Diagnostics at PerkinElmer from February 2021 to June 2021 during which time he grew the business to over fifty percent of the company’s total revenue. Prior to this role, Dr. Toloue led PerkinElmer’s Applied Genomics division from August 2016 to June 2021. Dr. Toloue founded and led the next-generation sequencing business at Bioo Scientific until its acquisition by PerkinElmer in 2016. He also co-founded and led Genohub, where he transformed that company from a supplier of next-generation sequencing matching technology to a leading platform provider for managing sequencing projects globally. Dr. Toloue holds a doctoral degree in molecular cell biology from the University at Buffalo, where he also earned a B.S. in molecular cell biology, and was a postdoctoral fellow in protein biochemistry at The University of Texas Health Science Center in San Antonio. Dr. Toloue’s qualifications for service as a member of our Board include his extensive experience in the life sciences and diagnostics industries, as well as the perspective he brings as our President and Chief Executive Officer.
Brian J. Blaser has served as a member of our Board since January 2023. Mr. Blaser was employed by Abbott Laboratories, a global medical device company from 2004 to 2019, in a variety of strategy, operational and diagnostic roles. Most recently, he served as Executive Vice President, Diagnostics Products, of Abbott Laboratories where he oversaw the company’s global diagnostics organization, including its core laboratory, point of care, rapid diagnostics and molecular diagnostics businesses. Over his career, he has held leadership positions in operations, finance, and engineering at Johnson & Johnson, Eastman Kodak, and General Motors. Mr. Blaser currently serves on the board of directors for Meridian Bioscience Inc. and as senior advisor to McKinsey & Company. He is Chair of the University of Dayton School of Engineering Advisory Council and Chairman of the Board of Trustees for Cristo-Rey St. Martin College Prep. He is a former member of the board of the Advanced Medical Technology Association (AdvaMed). Mr. Blaser holds a master’s degree in business administration from the Rochester Institute of Technology and a bachelor’s degree in mechanical engineering technology from the University of Dayton. Mr. Blaser’s qualifications for service as a member of our Board include his over twenty-five years of senior leadership experience in the in-vitro diagnostics industry and his extensive experience in leading large, complex organizations in a multinational public company, including operations, supply chain, product development, commercial operations, strategic planning and business development.
Karen A. Flynn has served as a member of our Board since June 2022. Ms. Flynn has been a board member of Catalent, Inc. since September 2022. Ms. Flynn retired in September 2022 from her position as Chief Commercial Officer of Catalent, previously having served Catalent as President, Biologics and Chief Commercial Officer from January 2020 to October 2021. Prior to joining Catalent, she served as the Senior Vice President and Chief Commercial Officer of West Pharmaceutical Services, Inc. from 2016 to 2019, having previously served as that company’s President, Pharmaceutical Packaging Systems since 2014. Ms. Flynn serves in the Hesburgh Women of Impact mentorship program for the University of Notre Dame and is on the Board of Trustees at the Franklin Institute of Philadelphia. She has previously served on the Chester County Economic Development Council Board of Directors, the Downingtown STEM Academy Advisory Board and on the Board of Directors for Recro Pharmaceuticals. Ms. Flynn holds a Master of Science in Business Administration from Boston University, a Master of Science in Engineering from the University of Pennsylvania and a Bachelor of Science in Pre-Professional Studies from the University of Notre Dame. Ms. Flynn’s qualifications for service as a member of our Board include her experience leading high growth businesses and her extensive background in commercial strategy, strategic planning, innovation and quality management.
Sarah E. Hlavinka has served as a member of our Board since 2019. Since July 2022, Ms. Hlavinka has served as Executive Vice President, Chief Legal Officer and Corporate Secretary of The ODP Corporation, the parent company of Office Depot, LLC and a publicly-traded provider of business services, products and digital workplace technology solutions through an integrated B2B distribution platform. From March 2022 to July 2022, Ms. Hlavinka served as Executive Vice President, The ODP Corporation and General Counsel, Office Depot, LLC. From August 2018 to March 2022, Ms. Hlavinka served as Senior Vice President, General Counsel and Secretary of Itron, Inc., a publicly traded technology and services company focused on critical infrastructure solutions. Prior to joining Itron, from January 2017 to July 2018, Ms. Hlavinka served as Executive Vice President, General Counsel and Secretary of Xerox Corporation, a publicly traded document management systems and solutions company. Prior to joining Xerox Corporation, from 2007 to 2017, Ms. Hlavinka served as Executive Vice President, General Counsel and Secretary of ABM Industries Incorporated, a publicly traded integrated facility services provider. Additionally, Ms. Hlavinka served as a director of Cigna Life Insurance Company of New York from 2013 to 2020. Ms. Hlavinka holds a J.D. from the University of Texas School of Law and a B.A. in history from Texas A&M University. Ms. Hlavinka’s qualifications for service as a member of our Board include her significant experience as a senior executive of global companies operating in a variety of industries and her substantial expertise in corporate governance, mergers and acquisitions and risk management.
Martin D. Madaus, Ph.D. has served as a member of our Board since 2010 and currently serves as our Chairman. Dr. Madaus previously served as our Executive Chairman from November 2010 to June 2014, as our Chief Executive Officer from October 2011 to July 2012 and as our President from June 2011 to July 2012. From September 2020 to April 2021, he has served as the Chief Operations Officer of Sherlock Biosciences, Inc., a molecular diagnostics company. He also has served as Operating Executive to The Carlyle Group, a multinational private equity, alternative asset management and financial services corporation, since February 2019. From June 2014 to February 2019, Dr. Madaus served as Chairman and Chief Executive Officer at OrthoClinical Diagnostics, Inc., a diagnostics company that makes products and diagnostic equipment for blood testing. Previously, Dr. Madaus was the Chairman, President and Chief Executive Officer of Millipore Corporation, a life sciences company serving the bioscience research and biopharmaceutical manufacturing industry, from 2005 to 2010, when Millipore was acquired by Merck KGaA. Dr. Madaus currently serves as a member of the board of directors of the following private companies: Ultivue, Inc., a cancer diagnostics company; Emulate, Inc., a leading provider of organ-on-a-chip technology; Candela Medical, a medical technology company; and Unchained Labs, Inc., a life science equipment provider. Dr. Madaus received a Doctor of Veterinary Medicine from the University of Munich in Germany and a Ph.D. in Veterinary Medicine from the Veterinary School of Hanover in Germany. Dr. Madaus’s qualifications for service as a member of our Board include his extensive public and private company board experience and his substantial knowledge of and managerial experience in the diagnostics industry.
Paul M. Meister has served as a member of our Board since 2013. Mr. Meister is a partner in Novalis LifeSciences, a life science focused venture firm, and is Co-Founder and Chief Executive Officer of Liberty Lane Partners, LLC, a private investment company with diverse investments in healthcare, technology, and distribution-related industries. Mr. Meister served as President of MacAndrews & Forbes from 2014 to 2018. Mr. Meister also served as Executive Vice Chairman of Revlon, Inc., a leading beauty products company, on an interim basis from January 2018 to November 2018, when the Chief Executive Officer of Revlon, Inc. resigned. Mr. Meister previously served as Chairman and Chief Executive Officer of inVentiv Health (now known as Syneos Health, Inc.), a provider of commercial, consulting, and clinical research services to the pharmaceutical and biotech industries, from 2010 to 2015. Mr. Meister was Chairman of Thermo Fisher Scientific, Inc., a scientific instruments equipment and supplies company, from November 2006 to April 2007. He was previously an executive officer of Fisher Scientific International, Inc, a predecessor of Thermo Fisher Scientific, Inc. from 1991 to 2006. Mr. Meister has served as a director of Aptiv PLC, a leading global technology and mobility company primarily serving the automotive sector, since 2019; Amneal Pharmaceuticals, Inc., a global pharmaceutical company, since 2019; and Oaktree Acquisitions Corp II, a company incorporated for the purpose of effecting a business combination with one or more businesses, since 2020. He also previously served as a director of Oaktree Acquisitions Corp from 2019 to 2020, Scientific Games Corporation, which provides customized, end-to-end solutions to the gaming industry, from 2012 to 2020, LKQ Corporation, a distributor of vehicle products, from 1999 to 2018, vTv Therapeutics, Inc., a clinical-stage biopharmaceutical company, from 2015 to 2018 and Revlon, Inc. from 2016 to 2019. Mr. Meister is Co-Chair of the University of Michigan’s Life Sciences Institute Externa Advisory Board and Chair of the Provost’s Advisory Committee. Mr. Meister has an M.B.A. from Northwestern University and a B.A. from the University of Michigan. Mr. Meister’s qualifications for service as a member of our Board include his financial and investment expertise and his extensive knowledge of the life sciences industry.
Laurie J. Olson has served as a member of our Board since 2021. Ms. Olson was employed by Pfizer Inc., a research-based, global pharmaceutical company from 1987 to 2018, in a variety of strategy, marketing and commercial roles. Most recently, she served as Pfizer’s Executive Vice President, Strategy and Commercial Operations and a member of Pfizer’s Executive Leadership Team from 2012 to 2018. While at Pfizer, she also served as a member of the Pfizer Board of Directors Science and Technology Committee and as a member of the company’s Business Development, Portfolio, Disclosure, Diversity, and Compliance Committees. Ms. Olson currently serves as a member of the Board of Directors of Karuna Therapeutics, a publicly traded clinical-stage biopharmaceutical company committed to developing novel therapies for neuropsychiatric disorders. She is also a member of the Board of Trustees at the Mystic Seaport Museum in Mystic, Connecticut. Ms. Olson received her B.A. in economics from State University of New York at

Stony Brook and earned her M.B.A. in marketing from Hofstra University. Ms. Olson’s qualifications for service as a member of our Board include her extensive experience as a pharmaceutical executive and expertise in areas including commercial and corporate strategy, the interface between R&D and commercial organizations and her strong advocacy for workplace diversity, equity and inclusion.
David R. Walt, Ph.D. was our founding scientist and has served as a member of our Board since 2007. Since 2017, Dr. Walt has served as Hansjörg Wyss Professor of Biologically Inspired Engineering and Professor of Pathology at Harvard Medical School in the Department of Pathology at the Brigham and Women’s Hospital and as a core faculty member of the Wyss Institute for Biologically Inspired Engineering. He is also a Howard Hughes Medical Institute Professor. He previously served as University Professor, Professor of Chemistry, Professor of Biomedical Engineering, Professor of Genetics, Professor of Neuroscience, Professor of Cell and Molecular Biology, and Professor of Oral Medicine at Tufts University, from 1981 to 2017. Dr. Walt was also the founding scientist of Illumina, Inc. and served as a member of its board of directors from 1998 to 2016. He served on the board of directors of Cerulean Pharma Inc. (which was acquired by Daré Bioscience, Inc.) from 2016 to 2017. From 2013 to 2021, Dr. Walt served on the board of directors of Exicure, Inc., a publicly traded company that develops therapeutics for immuno-oncology, inflammatory diseases and genetic disorders. Dr. Walt was also a founder and currently serves as a member of the board of directors of Arbor Biotechnologies, Inc., Protillion Biosciences, Sherlock Biosciences, Inc., and Vizgen. He has received numerous national and international awards and honors for his fundamental and applied work in the field of optical sensors, microwell arrays and single molecule detection. He is a member of the U.S. National Academy of Engineering, U.S. National Academy of Medicine, American Academy of Arts and Sciences, a fellow of the American Institute for Medical and Biological Engineering, a fellow of the National Academy of Inventors, and a fellow of the American Association for the Advancement of Science. Dr. Walt has a B.S. in Chemistry from the University of Michigan and a Ph.D. in Chemical Biology from Stony Brook University. Dr. Walt’s qualifications for service as a member of our Board include his experience in developing life sciences companies and his expertise in chemistry, diagnostics technologies and biomedical engineering.
There are no family relationships between or among any of our directors or director nominees. The principal occupation and employment during the past five years of each of our directors and director nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she is to be selected as a director or nominee.
There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.
Committees of the Board of Directors and Meetings
Meeting Attendance.   During 2022, our Board met or acted by written consent 15 times and the three standing committees of the Board met or acted by written consent a total of 23 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which such director served during 2022. Our Board is encouraged, but not required, to attend each annual meeting of our stockholders. Two directors attended our 2022 annual meeting of stockholders.
Audit Committee.   Our Audit Committee met or acted by written consent eight times during 2022. This committee currently has three members, Paul Meister (Chairperson), Sarah Hlavinka and Martin Madaus, Ph.D. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include:
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selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

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ensuring the independence of the independent registered public accounting firm;

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discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

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establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

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considering the effectiveness of our internal controls and, if any, our internal audit function;

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reviewing material related party transactions or those that require disclosure;

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approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and

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preparing the audit committee report, required by SEC rules, which is included in the section of this proxy statement titled, “Report of Audit Committee”.

All members of the Audit Committee satisfy the independence standards promulgated by the SEC, and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. Our Board has determined that Paul Meister is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.
A copy of the Audit Committee’s written charter is publicly available on our website at www.quanterix.com.
Compensation Committee.   Our Compensation Committee met or acted by written consent eight times during 2022. This committee currently has five members, Laurie Olson (Chairperson), Brian Blaser, Keith Crandell, Karen Flynn and David Walt, Ph.D. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include:
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reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

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reviewing and recommending to our Board the compensation of our directors;

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reviewing and recommending to our Board the terms of any compensatory agreements with our executive officers;

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administering our 2017 Employee, Director and Consultant Equity Incentive Plan (the “2017 Plan”), 2007 Stock Option and Grant Plan, as amended (the “2007 Plan”), and 2017 Employee Stock Purchase Plan (the “ESPP”);

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reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans;

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reviewing compensation policies and practices for all employees to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company; and

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preparing the compensation committee report, required by SEC rules, which is included in the section of this proxy statement titled, “Compensation Committee Report”.

The Compensation Committee is also responsible for the determination of the compensation of our Chief Executive Officer and conducts its decision-making process with respect to such compensation without the Chief Executive Officer present. Our Board has determined that all members of the Compensation Committee qualify as “independent” under the definition promulgated by The Nasdaq Stock Market.
The Compensation Committee has the authority to retain or obtain the advice of such compensation consultants, legal counsel, experts and other advisors as it may deem appropriate in its sole discretion. The Compensation Committee is directly responsible for the appointment, compensation and oversight of its consultants, legal counsel, experts and advisors and has sole authority to approve their fees and retention terms, and the Company will provide funding for such fees and related expenses.
The Compensation Committee engaged Pay Governance, LLC as an independent advisor to the Compensation Committee to provide executive compensation consulting services for the fiscal year ended December 31, 2022. Pay Governance was engaged by and reports to the Compensation Committee. Pay Governance did not provide any services to the Company other than executive compensation consulting services during the fiscal year ended December 31, 2022.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.quanterix.com.
Nominating and Governance Committee.   Our Nominating and Governance Committee (the “Nominating Committee”) met or acted by written consent six times during 2022. This committee has four members, Sarah Hlavinka (Chairperson), Keith Crandell, Karen Flynn and Martin Madaus, Ph.D. Our Board has determined that all members of the Nominating Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market. The Nominating Committee’s responsibilities are set forth in the Nominating Committee’s written charter and include:
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identifying and recommending candidates for membership on our Board;

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recommending directors to serve on Board committees;

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reviewing and recommending our corporate governance guidelines and policies;

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reviewing proposed waivers of the code of conduct for directors and executive officers;

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evaluating, and overseeing the process of evaluating, the performance of our Board and individual directors; and

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assisting our Board on corporate governance matters.

In 2022, the Nominating Committee proposed, and our Board approved, corporate governance guidelines, which, in conjunction with our restated certificate of incorporation, our restated bylaws, our committee charters and key Board policies, form the framework for our governance.
Generally, our Nominating Committee considers director candidates recommended by stockholders as well as from other sources, such as other directors or officers, third-party search firms or other appropriate sources. Once identified, the Nominating Committee evaluates a candidate’s qualifications in accordance with our Nominating and Governance Committee Policy Regarding Qualifications of Directors, which is appended to our Nominating Committee’s written charter. Threshold criteria include personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our Board and concern for the long term interests of our stockholders. Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating Committee will consider issues of diversity among our Board’s members in identifying and considering director nominees and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our Board and its committees. A copy of our Board’s diversity matrix, as required by relevant Nasdaq rules, is posted on our website under the “Investors” tab.
A stockholder who wishes to propose a candidate for consideration as a nominee for election to our Board must follow the procedures described in our restated bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. In general, persons recommended by stockholders will be considered in accordance with our Policy on Shareholder Recommendation of Candidates for Election as Directors, which is appended to our Nominating Committee’s written charter. Any such recommendation should be made in writing to the Nominating Committee, care of our Corporate Secretary at our principal office, and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:
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all information relating to such person that would be required to be disclosed in a proxy statement;

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certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in our securities;

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a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

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a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:
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certain biographical information concerning the proposed nominee;

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all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

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certain information about any other security holder of the Company who supports the proposed nominee;

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a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

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additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our restated bylaws.

A copy of the Nominating Committee’s written charter, including its appendices, is publicly available on our website at www.quanterix.com.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. For a description of any transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Person Transactions.”
Board Leadership Structure and Role in Risk Oversight
Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as our Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of our Board. As part of our leadership succession plan announced in March 2022, Kevin Hrusovsky, our former Chairman and Chief Executive Officer, served as Executive Chairman of the Board until his departure in August 2022. Following his departure, Martin Madaus, Ph.D., an independent director under the standards of The Nasdaq Stock Market, was appointed Chairman of our Board.
The Chairman of the Board and the other members of our Board work in concert to provide oversight of our management and affairs. Our Board encourages communication among its members and between management and our Board to facilitate productive working relationships. Working with the other members of our Board, our Chairman strives to ensure that there is an appropriate balance and focus among key Board responsibilities such as strategic development, review of operations and risk oversight.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. Members of our senior management team attend our quarterly Board meetings and are available to address any questions or concerns raised by our Board on risk-management and any other matters. In addition, our Board regularly receives reports on strategic matters involving our business. Our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks. Our Compensation Committee oversees risk management activities relating to our compensation policies and practices, and our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition and governance-related matters. Each committee reports to our full Board on a regular basis and provides reports with respect to the committee’s risk oversight activities as appropriate.

Compensation Risk Assessment
Following a review of our compensation policies and practices, our Compensation Committee believes that risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, our Compensation Committee believes that compensation-related risk is limited by a number of factors, including the following:
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Our compensation packages include multiple elements, including fixed and variable compensation, the amount and mix of which is appropriate to an employee’s level and role in the Company.

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Our variable compensation programs employ a number of different performance metrics that are aligned with our near term and strategic objectives and the interests of our stockholders.

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Our long-term incentive equity awards are designed to align the interests of our employees and management with the interests of our stockholders.

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We limit the payouts under our annual cash incentive bonus programs to an amount that is appropriate to the recipient’s role in the Company.

We believe that, taken as a whole, the various elements of our compensation packages mitigate compensation-related risk by reducing the focus on any single compensation element or performance metric, by encouraging our employees to consider both long- and short-term goals that are aligned with the interests of our stockholders and by discouraging excessive risk in order to reach performance goals or to achieve excessive payouts.
Stockholder Communications with the Board
Generally, stockholders who have questions or concerns should contact our Investor Relations department at https://ir.quanterix.com/investor-resources/contact-ir. However, any stockholders who wish to address questions regarding our business directly with our Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board at 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821 or using the “IR Contacts” page of our website at https://ir.quanterix.com/investor-resources/contact-ir. Communications will be distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.
Executive Officers
The following table sets forth certain information regarding our executive officers as of April 1, 2023. We have entered into employment agreements with our executive officers. Dr. Toloue is an at-will employee, and Mr. Doyle has an employment agreement with a term that will end no later than March 31, 2024. See “Compensation Discussion & Analysis — Employment Agreements with our Current and Former Chief Executive Officers” and “Potential Payments upon Termination or Change-In-Control” below for additional information about Dr. Toloue’s and Mr. Doyle’s employment agreements.
Name	Age	Positions with the Company
Masoud Toloue, Ph.D.	42	President and Chief Executive Officer
Michael A. Doyle	67	Chief Financial Officer and Treasurer
Michael A. Doyle has served as our Chief Financial Officer since July 2021. From September 2007 to April 2021, he served as Chief Financial Officer at Forrester Research, a publicly-traded technology research and consulting company. Prior to Forrester, Mr. Doyle was CFO of EasyLink Services Corporation, a specialty telecommunications provider. Mr. Doyle has over 40 years of finance experience in a variety of companies including Pepsico, Allied Signal, and Dun & Bradstreet. Mr. Doyle holds a BBA in Finance from the University of Notre Dame and an MBA from New York University.
See “The Board of Directors” above for additional information about Dr. Toloue.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis that appears in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.
Members of the Compensation Committee:
Laurie J. Olson (Chairperson)
Brian J. Blaser
Keith L. Crandell
Karen A. Flynn
David R. Walt, Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the principal components of the compensation program for our named executive officers. It should be read in conjunction with the other information contained in this proxy statement. The following executives were our named executive officers for the fiscal year ended December 31, 2022:
Name	Title
Masoud Toloue, Ph.D.(1)	President and Chief Executive Officer
Michael A. Doyle(2)	Chief Financial Officer and Treasurer
E. Kevin Hrusovsky(3)	Former Executive Chairman and Former Chief Executive Officer
Mark T. Roskey, Ph.D.(4)	Chief Science and Collaboration Officer
John Fry(5)	Former General Counsel and Secretary

(1)
Dr. Toloue joined the Company as President of Quanterix and Diagnostics on June 9, 2021 and became President and Chief Executive Officer on April 25, 2022.

(2)
Mr. Doyle joined the Company as Chief Financial Officer and Treasurer on July 12, 2021.

(3)
Mr. Hrusovsky served as Chief Executive Officer until April 25, 2022, and served as Executive Chairman from April 25, 2022 until his separation from the Company on August 8, 2022.

(4)
Dr. Roskey continues to serve as our Chief Science and Collaboration Officer as of the date of this proxy statement but was determined to no longer qualify as an executive officer as of April 7, 2022.

(5)
Mr. Fry served as our General Counsel and Secretary until his retirement on August 12, 2022.

Executive Summary
Restructuring Plan and 2022 Performance
In March 2022, we announced an executive leadership succession plan. Under the plan, Kevin Hrusovsky, who previously served as our Chairman and Chief Executive Officer, assumed the role of Executive Chairman of our Board effective April 25, 2022, and Masoud Toloue, Ph.D., who previously served as President of Quanterix and Diagnostics, assumed the role of President and Chief Executive Officer.
In June 2022, management began a strategic review and top-down assessment of our operations, and in August 2022, we announced a comprehensive plan of restructuring and business re-alignment (the “Restructuring Plan”) designed to fully realize the potential of our technology platforms and to enable us to continue our leadership role in ultrasensitive translational biomarker detection. The changes were intended to improve our cost structure by aligning our expenses with anticipated future revenues. In connection with these changes, we initiated a comprehensive assay redevelopment program with the ultimate objective of improving our ability to manufacture and deliver high-quality assays at scale. We made substantial progress in 2022, and we continue to execute on the Restructuring Plan in 2023. Financial and operational highlights from 2022 included:
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We made significant progress in the second half of 2022 on our assay redevelopment program, with the program on schedule for completion in 2023.

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From Q2 2022 through Q4 2022, we had sequential improvements in gross margin due to restructuring efforts.

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We recorded relatively flat revenue year-over-year, despite the challenges associated with the Restructuring Plan.

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In Q1 2022, we entered into agreements with a pharmaceutical partner intended to advance Alzheimer’s disease diagnosis and treatment. The agreements provide us access to antibody technology to create pathways for plasma-based biomarkers for use in Alzheimer’s disease and establish a framework for future collaboration.

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In Q2 2022, we received funding from the Alzheimer’s Drug Discovery Foundation to accelerate Alzheimer’s disease diagnostic plasma test development. We are collaborating with Amsterdam University Medical Centers on four phases of clinical trials to validate our multi-analyte test. The Phase 1 cohort was completed in Q4 2022 with 1,200 samples.

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We are participating in the BioHermes trial with the Global Alzheimer’s Platform Foundation. The 17 site and 1,000 early Alzheimer’s patient trial closed in November 2022 and is expected to complete data analysis in Q2 of 2023. This prospective validation trial is expected to support a regulatory filing for FDA clearance of our pTau-181 test.

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In July 2022, we launched an LDT to quantitatively measure pTau-181 in plasma as an aid in diagnostic evaluation of Alzheimer’s disease, and in January 2023, we launched an LDT to quantitatively measure neurofilament light chain (NfL) in serum as an aid in the evaluation of individuals for possible neurodegenerative conditions or other causes of neuronal or central nervous system damage.

Compensation Governance Highlights
What We Do:	What We Don’t Do:
Reward performance according to pre-established performance goals	Permit hedging or pledging of our stock
Provide a meaningful portion of the compensation of our Chief Executive Officer and named executive officers through performance-based or at-risk compensation	Include automatic compensation increases or equity grants in our employment agreements
Establish stock ownership guidelines for our executive officers	Provide single trigger change of control benefits
The Compensation Committee retains an independent compensation consultant	Provide for excessive cash severance
We hold an annual advisory vote on executive compensation	Provide our executives with golden parachute tax gross-ups
Cap payouts under our compensation plans to discourage inappropriate risk taking by our executives	Maintain executive pension plans or other retirement programs that are not generally available to all employees
Provide for double-trigger change in control severance provisions
Compensation Program Overview
Our Compensation Committee strives to design and implement executive compensation programs that attract, retain, and motivate our executives, while aligning our executives’ interests with our business strategy and the interests of our stockholders.
The compensation of our named executive officers in 2022 consisted of three main elements:
Element	Award Vehicle	Guaranteed vs. At-Risk	Performance vs. Time-Based
Base Salary	Cash	Guaranteed	Not applicable
Annual Cash Incentive Bonus	Cash	At-Risk	Performance-Based
Long-Term Incentive Equity	Restricted Stock Units (“RSUs”) and Stock Options	At-Risk	Time-Based
2022 Target Pay Mix
Consistent with our philosophy of aligning executive compensation with our short- and long-term performance, and to foster alignment with stockholder interests, our compensation programs are designed to provide a mix of compensation elements. Although we do not have a pre-established policy or target for allocating between the various compensation elements, the allocation is influenced by data from our compensation peer group, our short- and long-term objectives and factors specific to individual executives.
The following charts depict the allocation of the compensation elements of our current Chief Executive Officer and Chief Financial Officer in 2022:
Stockholder Advisory Vote on Executive Compensation
Prior to 2022, we were an emerging growth company, and we were not required to have a non-binding stockholder advisory vote on the compensation of our named executive officers (“Say-on-Pay”). At our 2022 Annual Meeting of Stockholders, our stockholders indicated their support for our executive compensation with 91% of the votes cast in favor of our executive compensation program.
Because we value the opinions of our stockholders and believe that good corporate governance should allow stockholders to have a Say-on-Pay every year, at our 2022 Annual Meeting of Stockholders, we recommended our stockholders approve an annual frequency of Say-on-Pay votes, and stockholders approved such recommendation. Accordingly, as described elsewhere in this proxy statement, we are asking stockholders to cast an advisory, non-binding Say-on-Pay vote with respect to the 2022 compensation of our named executive officers at the 2023 Annual Meeting.
Compensation Overview
Compensation Objectives.   The primary objectives of our executive compensation programs are to:
•
attract, retain and motivate the best possible executive talent;

•
ensure executive compensation is aligned with our corporate strategies and business objectives;

•
promote the achievement of key strategic and financial performance measures by linking incentive-based awards to the achievement of measurable corporate and individual performance goals; and

•
align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the Compensation Committee periodically evaluates our executive compensation programs and seeks to set compensation at levels the Compensation Committee believes are necessary to allow us to compete for executive talent with other companies in our industry.
Compensation Process
Role and Authority of the Compensation Committee.   The Compensation Committee oversees our executive compensation programs. In this role, the Compensation Committee reviews and approves the compensation of our executive officers. Additional information about the Compensation Committee, including its composition and responsibilities, can be found under the caption “Management and Corporate Governance” in this proxy statement. The Compensation Committee’s practice has been to establish fiscal year base salaries and to approve annual and long-term incentive awards, on an annual basis. From time-to-time, the Compensation Committee makes other adjustments to individual compensation arrangements due to promotions, changes of responsibilities or other appropriate circumstances.

Under its charter, the Compensation Committee has delegated authority to award equity grants to the Equity Award Subcommittee of the Compensation Committee. The Equity Award Subcommittee currently consists of Karen Flynn and Laurie Olson, both of whom qualify as independent directors and non-employee directors under applicable rules.
Role of Compensation Consultants.   The Compensation Committee retained Pay Governance, LLC (“PayGov”) as the Compensation Committee’s independent compensation advisor for 2022. Services provided by PayGov included assistance in reviewing trends in executive compensation, selecting our compensation peer group and designing our executive compensation programs. PayGov also assisted the Compensation Committee in obtaining compensation benchmark data and establishing the target compensation levels of our executive officers. PayGov provides no services to the Company other than those performed on behalf of the Compensation Committee. The Compensation Committee considers the independence of its compensation consultant on an annual basis.
Role of Management.   The Compensation Committee receives input from our Chief Executive Officer and other members of our senior management team with respect to compensation programs for our executives. The Compensation Committee also receives input from our Chief Executive Officer on the performance of our other executives and on compensation decisions for those executives. The Compensation Committee considers, but is not bound by and does not always accept, the recommendations of our Chief Executive Officer or the other members of our management team with respect to compensation matters. While our Chief Executive Officer and other members of our senior management team typically attend Compensation Committee meetings, the Compensation Committee regularly meets in executive session without management present. Our Chief Executive Officer is not present during voting or deliberations on his compensation. The Compensation Committee also makes compensation decisions with respect to our other executives without them present.
Bases for Our Compensation Policies and Decisions
As a general guideline, the Compensation Committee seeks to establish the target compensation of our executive officers at approximately the median of our peers, assuming that we meet the performance targets established for incentive-based programs. An individual executive’s target compensation may be higher or lower than this guideline based on his or her particular background, experience and performance, market factors and internal equity. These factors are weighed by the Compensation Committee in its judgment, and no one factor takes precedence over the others.
In determining our compensation peer group, the Compensation Committee selects companies that are similar to us based on criteria such as industry, market capitalization, revenue and revenue growth and number of employees. In establishing the fiscal 2022 compensation of our executive officers, the Compensation Committee reviewed our compensation peer group with the assistance of PayGov. The companies in our fiscal 2022 peer group were as follows:
Axonics, Inc.	Meridian Bioscience, Inc.
CareDx, Inc.	Nanostring Technologies, Inc.
Castle Biosciences, Inc.	Natera Inc.
Codexis, Inc.	Pacific Biosystems of California, Inc.
Cryoport Systems, Inc.	Personalis, Inc.
Fluidigm Corporation	Twist Bioscience Corporation
Heska Corporation	Veracyte, Inc.
Elements of our Compensation Program
The primary elements of our executive compensation program are:
•
Base Salary;

•
Annual Cash Incentive Bonus Programs; and

•
Long Term Incentive Equity Programs.

The Compensation Committee has not adopted a formal policy for allocating between short- and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by its compensation consultant and other relevant information, determines what it believes to be the appropriate level and mix of compensation components.
Base Salary
Base salaries provide fixed compensation to our executives. Generally, we believe that executive base salaries should be competitive with salaries for executives in similar positions at comparable companies, including those in our compensation peer group. Base salaries are reviewed at least annually by the Compensation Committee and are adjusted from time to time to realign salaries with market levels after considering factors such as individual roles and responsibilities, performance, experience, market conditions, and information from our compensation consultant.
The 2021 and 2022 base salaries for our 2022 named executive officers were as follows:
Executive	2021 Base Salary	2022 Base Salary	% Change
Masoud Toloue, Ph.D.(1)	$525,000	$550,000	4.8%
Michael A. Doyle(2)	$415,000	$421,000	1.4%
E. Kevin Hrusovsky(3)	$600,000	$400,000	-33%
Mark T. Roskey, Ph.D.	$330,000	$355,000	7.7%
John Fry(4)	$364,000	$375,000	3%

(1)
Dr. Toloue joined the Company as President of Quanterix and Diagnostics on June 9, 2021 and became President and Chief Executive Officer on April 25, 2022. His base salary was increased from $525,000 to $550,000 when he became President and Chief Executive Officer on April 25, 2022.

(2)
Mr. Doyle joined the Company as Chief Financial Officer and Treasurer on July 12, 2021.

(3)
Mr. Hrusovsky served as Chief Executive Officer until April 25, 2022 and then as Executive Chairman until his separation from the Company on August 8, 2022. His base salary was decreased from $600,000 to $400,000 when he became Executive Chairman on April 25, 2022.

(4)
Mr. Fry served as our General Counsel and Secretary until his retirement on August 12, 2022.

Annual Cash Incentive Bonus Program
Our Annual Cash Incentive Bonus Program is designed to encourage our executives, including our named executive officers, to achieve specified corporate and individual performance objectives. The Annual Cash Incentive Bonus Program emphasizes pay for performance and is intended to align executive compensation with the achievement of specified operating results. The structure of the 2022 Annual Cash Incentive Bonus Program was determined by the Compensation Committee in April 2022 as follows:

Target Award ($)
Determined as a percentage of base salary earned in 2022
X
Corporate Performance
Revenue
Wt. 60%
Range
0.50x to 1.50x
+
Gross Margin
Wt. 30%
0.50 to 1.50x
+
Strategic Objectives
Wt. 30%
0.50x to 1.50x
X
Individual Performance*
Based on YE Performance Review
Vs. Objevtives & Measures set at the beginning of the year
RANGE
0.0x to 1.1x
With heavy weight on Instrument / Assay Reliability and Process Improvements
=
Actual Award ($)
2022 Annual Cash Incentive
(0.0x to 1.65x Target Award )

For each of our named executive officers, the target award is multiplied by a corporate performance factor and an individual performance factor to arrive at the actual award. For the Chief Executive Officer, the individual performance factor can be no greater than 1.0x.
2022 Annual Cash Incentive Bonus Program Target Awards.   The Compensation Committee annually sets individual target awards expressed as a percentage of each participant’s base salary earned during the year. The Compensation Committee takes into account market data and annual cash incentive levels for comparable positions at companies in our compensation peer group. For the 2022 annual cash incentive bonus program, the Compensation Committee determined that the target incentive opportunities for our named executive officers should not change from the prior year and were set as follows:
Executive	2022 Target Award (% of Base Salary)
Masoud Toloue, Ph.D.	100%
Michael A. Doyle	50%
E. Kevin Hrusovsky	100%
Mark T. Roskey, Ph.D.	50%
John Fry	50%
2022 Annual Cash Incentive Bonus Program Corporate Performance Factor.   In April 2022, the parameters for the corporate performance factor were adopted as the weighted average of 2022 revenue, 2022 gross margin and certain corporate strategic objectives. Revenue, gross margin, and strategic objectives contributed 40%, 30% and 30%, respectively, toward the corporate performance factor, and each ranged between 0.5x for a threshold level of achievement and 1.5x for a maximum level of achievement.
The strategic objectives approved in April 2022 included:
•
achievements related to manufacturing and technical performance of our products;

•
growth of existing customer revenue;

•
development of our higher sensitivity instrument platform; and

•
milestones related to the launch of laboratory developed tests (“LDTs”).

In June and July of 2022, management conducted an in-depth strategic review and assessment of our operations and cost structure and determined that our ability to scale with quality had not kept up with customer demand for our SIMOA technology. Accordingly, on August 8, 2022, we announced the Restructuring Plan described under the caption “Executive Summary-Restructuring Plan and 2022 Performance” above. As part of this plan, the Company began an assay redevelopment program with the ultimate objective of improving its ability to manufacture and deliver high-quality assays at scale. The Restructuring Plan also included the elimination of approximately 25% of our employees and other cost-saving measures.
In addition, in connection with the strategic review, we adopted a number of changes in the way we report gross margin that we believe better reflects the cost of quality and provides better visibility into the progress of our assay redevelopment program. We changed the cost allocation of three departments based on their focused activity on quality and operations. In addition, we began capturing freight costs not billed to customers and recorded as operating expense as an adjustment to the cost of goods sold. Both adjustments resulted in a move of costs from operating expense to cost of goods sold with no impact on the bottom line but with a significant impact to gross margin.
Due to the Restructuring Plan and the gross margin adjustments, our financial goals and business strategies fundamentally changed as of August 2022. Accordingly, based on the corporate performance factor goals approved in April 2022, we would not have paid bonuses for 2022, as shown in the table below:
	Weight	Threshold (0.5x)	Target (1.0x)	Maximum (1.5x)	Actual	Measure	Weighted Payout
Revenue	40%	$122 million	$128 million	$141 million	$105.5 million	0	0
Gross Margin	30%	55%	57%	59%	Not comparable	0	0
Strategic Objectives	30%	2 of 4 achieved	4 of 4 achieved	4 achieved and 2 exceed expectations	0	0	0
Total	100%
In light of the fundamental changes in financial goals and business strategy objectives due to the Restructuring Plan and the gross margin adjustments, the Compensation Committee determined that the payment of no bonuses would not reflect the actual performance of management and would not be in the best interests of Quanterix due to executive retention risk. Instead, the Compensation Committee determined that paying a bonus based on performance in Q3 and Q4, particularly in implementing the Restructuring Plan, more accurately reflected management performance and would be essential to ensuring executive retention.
Accordingly, in reviewing 2022 performance, the Compensation Committee considered management’s performance and progress in effectuating the Restructuring Plan. Among the factors considered by the Compensation Committee were:
•
meeting new revenue guidance for the second half of 2022;

•
sequential improvement in gross margin in Q3 and Q4;

•
estimated annualized operating expense savings of approximately $25 million;

•
the significant progress in Q3 and Q4 in the assay redevelopment program;

•
meeting milestones related to other technological developments;

•
the launch of LDTs for both pTau 181 and NfL; and

•
the achievement of other technical and quality improvement goals.

Following its review of these and other achievements and the Company’s overall performance during Q3 and Q4 of 2022, the Compensation Committee approved a corporate performance factor for our executive officers of 0.75x.
2022 Annual Cash Incentive Bonus Program Individual Performance Factor.   The individual performance factor for our named executive officers ranged from 0.9x for a minimum level of achievement to 1.1x for a maximum level of achievement; provided, however, that the individual performance factor for Dr. Toloue, our

Chief Executive Officer, could be no more than 1.0x. Each of our named executive officers was assigned personal objectives designed to support our corporate goals and objectives and to be consistent with the executive’s roles and responsibilities, and, if applicable, such goals were adjusted to reflect the implementation of the Restructuring Plan.
The individual performance factor for each of our named executive officers was determined by the Compensation Committee based on its assessment of the executive’s individual performance, taking into account the executive’s personal objectives and the recommendation of our Chief Executive Officer (for executives other than himself). For 2022, based on its review of our named executive officers’ respective individual performance, the Compensation Committee established the individual performance factors for our named executive officers as follows: Dr. Toloue 1.0x and Mr. Doyle 1.0x.
2022 Annual Cash Incentive Program Actual Awards   Based on the above, our named executive officers received cash payouts under our 2022 Annual Cash Incentive Bonus Program as follows. Payments were determined based on each individual executive’s base salary earned in 2022:
Executive	Target Award (% of Base Salary)	Corporate Performance Factor	Individual Performance Factor	Payment ($)
Masoud Toloue, Ph.D.	100%	0.75x	1.0x	$412,501
Michael A. Doyle(1)	50%	0.75x	1.0x	$142,088
E. Kevin Hrusovsky(2)	100%	N/A	N/A	N/A
Mark T. Roskey, Ph.D.	50%	0.75x	1.0x	$133,527
John Fry(3)	50%	N/A	N/A	N/A

(1)
Mr. Doyle’s payment was reduced by 10% in view of the material weakness in internal controls, as further described in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 6, 2023.

(2)
Mr. Hrusovsky served as Chief Executive Officer until April 25, 2022, and served as Executive Chairman from April 25, 2022 until his separation from the Company on August 8, 2022. He did not receive a payment under the 2022 Annual Cash Incentive Bonus Program.

(3)
Mr. Fry served as General Counsel and Secretary until his separation from the Company on August 12, 2022. He did not receive a payment under the 2022 Annual Cash Incentive Bonus Program.

2022 Long-Term Incentive Equity Program
A significant portion of our executive compensation is delivered in the form of long-term equity incentive awards. We believe that equity-based grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of the equity grants furthers our goal of executive retention by providing an incentive to our executives to remain in our employ during the vesting period. All grants of equity-based awards to our executives are approved by the Equity Award Subcommittee of the Compensation Committee and are made pursuant to our 2017 Employee, Director and Consultant Equity Incentive Plan. In determining the size of equity-based awards to our executives, the Equity Award Subcommittee considers factors such as scope of responsibility, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards, the recommendations of our Chief Executive Officer and market data provided by PayGov, the Compensation Committee’s independent consultant.
We have historically granted equity awards in the form of stock options and RSUs. We believe that stock options, which are granted with an exercise price equal to the fair market value of our common stock on the grant date, provide an appropriate long-term incentive for our executives because stock options reward our executives only to the extent our stock price increases over time. Likewise, we believe that RSUs, the value of which tends to be subject to less variability than stock options, encourage our executives to take actions that foster long-term stock price appreciation while also encouraging retention.

The Equity Award Subcommittee approved 2022 Long Term Incentive Equity awards for our named executive officers in April 2022, as set forth in the following table:
Executive	2022 Award Value ($)	Number of Stock Options	Number of RSUs
Masoud Toloue, Ph.D.	$2,000,000	85,312	36,562
Michael A. Doyle	$900,000	31,629	13,555
E. Kevin Hrusovsky	$1,400,000	59,718	25,594
Mark T. Roskey, Ph.D.	$550,000	19,329	8,284
John Fry	$600,000	21,086	9,037
The stock options and RSUs granted vest over a four-year period, with one-fourth of each of the stock options and RSUs vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis over the next three years, provided the recipient remains with Quanterix through the applicable vesting date. Stock options were valued according to their Black-Scholes valuation as of the grant date. For our named executive officers, the number of stock options and RSUs awarded was determined on a 70% Option / 30% RSU ratio, which we believe provides an appropriate balance of incentives for our senior executives.
Additional detail regarding awards to the named executive officers can be found in the “Summary Compensation Table,” “2022 Fiscal Year Grants of Plan-Based Awards” table and “Outstanding Equity Awards at 2022 Fiscal Year-End” table elsewhere in this proxy statement.
Other Benefits
We provide a broad-based benefit program to our eligible employees. In 2022, we provided the following benefits to our named executive officers on the same basis as our other eligible employees:
•
health insurance;

•
vacation, personal holidays and sick days;

•
life insurance and supplemental life insurance;

•
short-term and long-term disability insurance; and

•
a 401(k) retirement plan.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
Severance and Change of Control Benefits
Pursuant to an agreement between us and Dr. Toloue, he is entitled to specified benefits in the event of the termination of his employment under specified circumstances, including termination following a change of control of the Company. We consider these severance and change of control benefits to be an important component of our executive compensation program and consistent with competitive market practice. We believe that providing appropriate severance and change of control benefits helps to attract and retain qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with us, and by reducing financial uncertainty associated with an unexpected termination or termination following a change of control. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change-In-Control” below.
Our practice has been to structure change of control benefits so that cash benefits are paid only if the employment of the executive is terminated or if the executive resigns for good reason during a specified period after a change of control has occurred. Vesting of equity in connection with a change of control will generally only occur if the executive is not provided with a comparable replacement equity award or if the employment of the executive is terminated or if the executive resigns for good reason during a specified period after the change of control (commonly referred to double trigger vesting).

Tax Considerations
The Compensation Committee considers tax and accounting implications in its executive compensation determinations, although in some cases, other important considerations may outweigh tax or accounting considerations, and the Compensation Committee maintains the flexibility to compensate its executive officers in accordance with our compensation philosophy.
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, subject to certain transition relief applicable to certain arrangements in place as of November 2, 2017, and not materially modified after such date. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
If accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Anti-Hedging and Pledging Policy
Our Company policies prohibit our personnel, including our officers and directors, from entering into any hedging-type transactions with respect to our stock and from pledging our stock.
Employment Agreements with our Current and Former Chief Executive Officers
In March, 2022, we announced our executive leadership succession plan. Under the plan, Mr. Hrusovsky, who previously served as our Chairman and Chief Executive Officer, assumed the role of Executive Chairman of our Board effective April 25, 2022. As Executive Chairman, Mr. Hrusovsky focused on key strategic initiatives, Board evolution and important customer, partner and investor relationships, while transitioning CEO responsibilities to Dr. Toloue. As of that same date, Dr. Toloue, who previously served as President of Quanterix and Diagnostics, assumed the role of President and Chief Executive Officer and joined our Board.
In connection with Dr. Toloue’s new role, the Compensation Committee approved an amended and restated employment agreement with Dr. Toloue effective as of April 25, 2022. Under the agreement, Dr. Toloue’s annualized base salary was adjusted from $525,000 to $550,000. Dr. Toloue also received a target award of $550,000 under the 2022 Annual Cash Incentive Bonus Program and a long-term equity incentive equity award, comprised of stock options and RSUs having an aggregate grant-date fair value of $2,000,000 and vesting over a four-year period. Pursuant to this agreement, in the event we terminate Dr. Toloue’s employment without cause or Dr. Toloue terminates his employment with us for good reason, he is entitled to continuation of his then-current base salary and health insurance benefits for 12 months, an amount equal to his target bonus for the applicable year and acceleration of any of the unvested portion of his initial equity award that would have vested during the severance period had he remained employed during such time. If such termination occurs within 90 days prior to, or 12 months following, a change in control, he is also entitled to accelerated vesting of all outstanding but unvested equity awards.
In connection with Mr. Hrusovsky’s assuming the role of Executive Chairman, the Compensation Committee approved an amended and restated employment agreement with Mr. Hrusovsky effective as of April 25, 2022 and continuing through December 31, 2022. Under the agreement, Mr. Hrusovsky’s annualized base salary was reduced from $600,000 to $400,000. Mr. Hrusovsky also received a target award of $400,000 under the 2022 Annual Cash Incentive Bonus Program and a long-term equity incentive equity award under the 2022 Long Term Incentive Equity Program, comprised of stock options and RSUs having an aggregate grant-date fair value of $1,400,000 and vesting over a four-year period. On August 8, 2022, Mr. Hrusovsky stepped down from his position as Executive Chairman. In connection with his departure, he received (i) continued payment of his base salary for six months; and (ii) continued vesting of the equity awards granted under the 2022 Long Term Incentive Equity Program. See “2022 Long Term Incentive Equity Program” above.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2022, 2021, and 2020 to our Chief Executive Officer and our Chief Financial Officer as well as to (1) our former Executive Chairman and Chief Executive Officer, (2) our Chief Science and Collaboration Officer and (3) our former General Counsel and Secretary, each of whom would have been one of the three most highly compensated executive officers but for the fact that he was not serving as an executive officer as of December 31, 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Masoud Toloue, Ph.D.(6) President and Chief Executive Officer	2022	541,346	—	892,113	1,107,883	412,501	3,183	2,957,026
	2021	278,654	—	3,061,463	—	298,846	—	3,638,963
Michael A. Doyle(7) Chief Financial Officer and Treasurer	2022	419,847	—	401,499	498,485	142,088	8,210	1,470,129
	2021	183,558	—	329,975	400,811	99,760	—	1,014,104
E. Kevin Hrusovsky(8) Former Executive Chairman and Chief Executive Officer	2022	361,725	—	624,494	775,513	—	159,791	1,921,523
	2021	592,628	—	1,431,103	1,577,418	596,594	10,452	4,208,195
	2020	554,286	769,449	1,082,557	1,103,438	—	10,667	3,520,397
Mark T. Roskey, Ph.D.(9) Chief Science and Collaboration Officer	2022	353,360	—	342,862	442,524	133,527	8,141	1,280,414
John Fry(10) Former General Counsel and Secretary	2022	274,326	—	267,676	332,323	—	7,289	881,614
	2021	362,400	—	286,189	315,546	172,976	8,829	1,145,940
	2020	354,594	239,904	309,330	315,308	—	5,938	1,225,074

(1)
Amounts represent cash bonuses earned for 2020 and paid in 2021 and exclude payments made in 2020 for 2019 bonuses.

(2)
These amounts represent the aggregate grant date fair value for RSUs granted during such fiscal year.

(3)
These amounts represent the aggregate grant date fair value for option awards granted during such fiscal year, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value for the option awards may be found in Note 2 to our consolidated financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 6, 2023.

(4)
These amounts represent (i) for 2022, cash amounts paid in 2023 for services in 2022 under the Company’s 2022 Annual Cash Incentive Bonus Plan and (ii) for 2021, cash amounts paid in 2022 for services in 2021 under the Company’s 2021 Annual Cash Incentive Bonus Plan.

(5)
Except as set forth in footnote 7 below with respect to 2022 amounts for Mr. Hrusovsky, the amounts represent the dollar value of matching contributions under our qualified 401(k) plan.

(6)
Dr. Toloue joined Quanterix on June 9, 2021 as President of Quanterix and Diagnostics and became President and Chief Executive Officer on April 25, 2022.

(7)
Mr. Doyle joined Quanterix on July 12, 2021.

(8)
Mr. Hrusovsky served as Chief Executive Officer until April 25, 2022 and as Executive Chairman from April 25, 2022 until August 8, 2022. All Other Compensation for 2022 includes $151,091 in severance payments and subsidized COBRA payments.

(9)
Dr. Roskey continues to serve as our Chief Science and Collaboration Officer as of the date of this proxy statement but was determined to no longer qualify as an executive officer as of April 7, 2022.

(10)
Mr. Fry served as General Counsel and Secretary until August 12, 2022.

2022 Fiscal Year Grants of Plan-Based Awards
The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31 2022 to each of our named executive officers.
Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(3) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(4) (l)
		Threshold ($)(5) (c)	Target ($) (d)	Maximum ($) (e)
Masoud Toloue, Ph.D.	—	0	550,000	825,000	—	—	—	—
	4/25/22	—	—	—	36,562	—	—	892,113
	4/25/22	—	—	—	—	85,312	24.40	1,107,883
Michael A. Doyle	—	0	210,500	347,325	—	—	—	—
	4/7/22	—	—	—	13,555	—	—	401,499
	4/7/22	—	—	—	—	31,629	29.62	498,485
E. Kevin Hrusovsky	—	0	400,000	660,000	—	—	—	—
	4/25/22	—	—	—	25,594	—	—	624,494
	4/25/22	—	—	—	—	59,718	24.40	775,513
Mark T. Roskey, Ph.D.		0	177,500	292,875	—	—	—	—
	4/7/22	—	—	—	8,284	—	—	245,372
	4/7/22	—	—	—	—	19,329	29.62	304,632
	9/23/22	—	—	—	11,510	—	—	97,490
	9/23/22	—	—	—	—	26,857	9.67	137,892
John Fry	—	0	187,500	309,375	—	—	—	—
	4/7/22	—	—	—	9,037	—	—	267,676
	4/7/22	—	—	—	—	21,066	29.62	332,323

(1)
Reflects potential payouts under the Company’s 2022 Annual Cash Incentive Plan.

(2)
Represents RSUs that vest as to 25% on the first anniversary of the grant date, with the remaining 75% vesting in 36 equal monthly installments at the end of each month thereafter.

(3)
Represents non-qualified options that vest as to 25% on the first anniversary of the grant date, with the remaining 75% vesting in 36 equal monthly installments at the end of each month thereafter.

(4)
These amounts represent the aggregate grant date fair value for RSUs and option awards granted during such fiscal year, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value for the option awards may be found in Note 2 to our consolidated financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 6, 2023.

(5)
Threshold amount is $0 because the individual performance factors under the 2022 Annual Cash Incentive Bonus Program range from 0.0x to 1.1x.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2022, including both awards subject to performance conditions and non-performance-based awards, for each of our named executive officers.
	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Number of Shares or Units or Other Rights That Have Not Vested ($)
Masoud Toloue, Ph.D. President and Chief Executive Officer	—	—	—	—	23,946(3)	331,652	—	—
	—	85,312 (4)	$24.40	4/25/2032	—	—	—	—
	—	—	—	—	36,562(4)	506,384	—	—
Michael A. Doyle Chief Financial Officer and Treasurer	4,834 (5)	8,070(5)	$59.67	7/12/2031	—	—	—	—
	—	—	—	—	3,458(5)	47,893	—	—
	—	31,692(6)	$29.62	4/7/2032	—	—	—	—
	—	—	—	—	13,555(6)	187,737	—	—
E. Kevin Hrusovsky Former Executive Chairman and Former Chief Executive Officer	—	59,718(7)	$24.40	4/25/2032	—	—	—	—
	—	—	—	—	25,594(7)	354,477	—	—
Mark T. Roskey, Ph.D. Chief Science and Collaboration Officer	13,447(8)	—	$2.96	9/23/2024	—	—	—	—
	22,645 (9)	—	$8.16	3/31/2027	—	—	—	—
	24,311 (10)	—	$19.12	5/10/2028	—	—	—	—
	23,602 (11)	1,038(11)	$22.69	3/12/2029	—	—	—	—
	—	—	—	—	321(11)	4,446	—	—
	14,213 (12)	5,287(12)	$27.76	2/18/2030	—	—	—	—
	—	—	—	—	2,266(12)	31,384	—	—
	3,760(13)	4,110(13)	$77.79	2/8/2031	—	—	—	—
	—	—	—	—	1,760(13)	24,376	—	—
	—	19,329(14)	$29.62	4/7/2032	—	—	—	—
	—	—	—	—	8,284(14)	114,733	—	—
	—	26,857(15)	$9.67	9/23/2032	—	—	—	—
	—	—	—	—	11,510(15)	159,413	—	—
John Fry Former General Counsel and Secretary(16)	—	—	—	—	—	—	—	—

(1)
Each of the outstanding equity awards in this table was granted pursuant to the 2007 Plan or the 2017 Plan. Unless otherwise noted below, all equity awards vest, subject to continued service of the officer, as to 25% on the first anniversary of the grant date and as to the remaining 75% in 36 equal installments monthly thereafter.

(2)
The market value of the stock awards is determined by multiplying the number of shares by $13.85, the closing price of our common stock on The Nasdaq Global Market on December 30, 2022, the last trading day of our fiscal year.

(3)
On June 9, 2021, Dr. Toloue was granted 50,703 RSUs. The shares underlying the RSUs vest, subject to continued service of Dr. Toloue, as follows: one-third of the shares vested on June 9, 2022, with the remainder vesting over the next two years in equal monthly installments on the last day of each calendar month thereafter.

(4)
On April 25, 2022, Dr. Toloue was granted (i) an option to purchase 85,312 shares of our common stock and (ii) 36,562 RSUs.

(5)
On July 12, 2021, Mr. Doyle was granted (i) an option to purchase 12,904 shares of our common stock and (ii) 5,530 RSUs.

(6)
On April 7, 2022, Mr. Doyle was granted (i) an option to purchase 31,692 shares of our common stock and (ii) 13,555 RSUs.

(7)
On April 25, 2022, Mr. Hrusovsky was granted (i) an option to purchase 59,718 shares of our common stock and (ii) 25,594 RSUs.

(8)
On September 23, 2014, Dr. Roskey was granted an option to purchase 116,792 shares of our common stock. Except for 13,447 of the options, all of the options have been exercised.

(9)
On March 31, 2017, Dr. Roskey was granted an option to purchase 22,645 shares of our common stock.

(10)
On May 10, 2018, Dr. Roskey was granted an option to purchase 24,311 shares of our common stock.

(11)
On March 12, 2019, Dr. Roskey was granted (i) an option to purchase 24,640 shares of our common stock and (ii) 7,228 RSUs.

(12)
On February 18, 2020, Dr. Roskey was granted (i) an option to purchase 19,500 shares of our common stock and (ii) 8,357 RSUs.

(13)
On February 8, 2021, Dr. Roskey was granted (i) an option to purchase 7,870 shares of our common stock and (ii) 3,373 RSUs.

(14)
On April 7, 2022, Dr. Roskey was granted (i) an option to purchase 19,329 shares of our common stock and (ii) 8,284 RSUs.

(15)
On September 23, 2022, Dr. Roskey was granted (i) an option to purchase 26,857 shares of our common stock and (ii) 11,510 RSUs.

(16)
Mr. Fry retired from Quanterix on August 12, 2022 and had no outstanding equity awards as of December 31, 2022.

Option Exercises and Stock Vested in 2022
The following table shows information regarding exercises of options to purchase our common stock and vesting of RSUs held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2022.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Masoud Toloue, Ph.D.	—	—	26,757	421,544
Michael A. Doyle	—	—	2,072	33,688
E. Kevin Hrusovsky	48,998	57,328	18,692	479,398
Mark T. Roskey, Ph.D.	81,008	845,132	6,114	130,992
John Fry	—	—	6,275	155,523

(1)
Consists of RSUs.

(2)
The value realized represents the difference between the option exercise price and the closing price of our common stock on the date of exercise. Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option.

(3)
The value realized represents the number of RSUs vested multiplied by the closing price of our common stock on the date of vesting. Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon vesting of RSUs because in many cases the shares are not sold upon vesting but continue to be held by the executive officer.

Pension Benefits
We do not have any qualified or non-qualified defined benefit plans.
Nonqualified Deferred Compensation
We do not have any nonqualified defined contribution plans or other deferred compensation plans.
Potential Payments upon Termination or Change-In-Control
We have entered into employment agreements with our named executive officers. These agreements establish the named executive officer’s base salary (subject to adjustment), eligibility to participate in the incentive bonus plan, eligibility for annual long-term equity awards and standard employee benefits.
Except in the case of Dr. Roskey and in the case of Mr. Doyle’s new agreement (as described below), these agreements also provide for certain severance payments and benefits in connection with the named executive officer’s termination of employment under various circumstances, subject, in each case, to the officer’s execution of a general release of claims, in a form acceptable to the Company, and compliance with certain restrictive covenants. The material terms and conditions of these agreements are summarized below.
Masoud Toloue, Ph.D.
We entered into an agreement with Dr. Toloue with respect to his service as President, Quanterix Corporation and Diagnostics on May 11, 2021, and he began employment with us on June 9, 2021. Under this agreement, if Dr. Toloue’s employment was terminated by the Company without cause or he resigned for good reason, he would have received continued payment of his base salary for a 12-month severance period, payment of an amount equal to his annual target bonus for the year of termination, acceleration of any of the unvested portion of his initial equity award that would have vested during the severance period had he remained employed during such time and health plan benefits continuation during the severance period. If Dr. Toloue’s employment was terminated by the Company without cause or he resigned for good reason in connection with a change-in-control, in addition to the foregoing, all of his outstanding but unvested equity awards would become fully vested.

In connection with our 2022 executive leadership succession plan, effective as of April 25, 2022, we entered into a new agreement with Dr. Toloue with respect to his service as President and Chief Executive Officer. Pursuant to this agreement, in the event we terminate his employment without cause or Dr. Toloue terminates his employment with us for good reason, he is entitled to continuation of his then-current base salary and health insurance benefits for 12 months, an amount equal to his target bonus for the applicable year and acceleration of any of the unvested portion of his initial equity award that would have vested during the severance period had he remained employed during such time. If such termination occurs within 90 days prior to, or 12 months following, a change in control, he is also entitled to accelerated vesting of all outstanding but unvested equity awards.
Michael A. Doyle
On June 22, 2021, we entered into an agreement with Mr. Doyle with respect to his service as Chief Financial Officer. Under the agreement, if Mr. Doyle’s employment was terminated by the Company without cause or he resigned for good reason, he was entitled to continued payment of his base salary for a 12-month severance period, payment of an amount equal to his annual target bonus for the year of termination, acceleration of his unvested July 2021 equity awards that would have vested during the severance period, and health plan benefits continuation during the severance period. If Mr. Doyle’s employment was terminated by the Company without cause or he resigned for good reason in connection with a change-in-control, in addition to the foregoing, all of his outstanding but unvested equity awards would have become fully vested. This agreement was in place on December 31, 2022.
On March 27, 2023, we entered into an amended and restated agreement with Mr. Doyle in connection with his transition to retirement. Under the terms of the new agreement, Mr. Doyle will continue to serve as our Chief Financial Officer and Treasurer until the appointment of his successor and will thereafter remain employed by us to support our operations until March 31, 2024. His employment is terminable by us only for cause or in the event of his earlier disability or death. There are no payments owing to him under the new agreement for any such termination or in connection with a change in control.
John Fry
On May 31, 2019, we entered into an agreement with John Fry with respect to his service as General Counsel and Secretary. Pursuant to this agreement, in the event we terminated him without cause or Mr. Fry terminated his employment with us for good reason, Mr. Fry was entitled to continuation of his salary and health plan benefits for six months and acceleration of vesting of unvested equity for the six-month period. If such termination occurred within 12 months of a change in control, he was entitled to continuation of his salary and health plan benefits for 12 months and acceleration of vesting of unvested equity for the six-month period. Mr. Fry retired on August 12, 2022.
E. Kevin Hrusovsky
On January 1, 2015, we entered into an agreement with Mr. Hrusovsky with respect to his service as President and Chief Executive Officer. Pursuant to this agreement, Mr. Hrusovsky was entitled to continuation of his then-current base salary and health plan benefits for six months in the event we terminated his employment without cause or Mr. Hrusovsky terminated his employment with us for good reason. If such termination occurred within 12 months of change in control of the Company, he was entitled to continuation of his then-current base salary and health plan benefits for 12 months. If we terminated his employment without cause, his employment terminated due to his death or disability or he terminated his employment with us for good reason within three months prior to the end of a year, he was entitled to a pro rata portion of his bonus. In connection with our 2022 executive leadership succession plan, we entered into an amended and restated agreement with Mr. Hrusovsky, effective as of April 25, 2022, and continuing through December 31, 2022, pursuant to which Mr. Hrusovsky served as Executive Chairman. Under the terms of the new agreement, if Mr. Hrusovsky’s employment was terminated by the Company without cause or he resigned for good reason during the term of the agreement, he would receive continued payment of his base salary for six months or through the remainder of the term (whichever was later) and continued health plan benefits for such period. He was also entitled to be paid a pro-rata portion of his target bonus if he was terminated without cause or due to his death or disability or if he resigned for good reason within three months prior to the end of the year to which the bonus related. Additionally, Mr. Hrusovsky was entitled to the same equity acceleration and treatment approved for other members of the executive management team, and if a Company sale event were to be consummated at any time prior to December 31, 2023, and (i) he was terminated without cause or for good reason as Executive Chairman on or prior to December 31, 2023, (ii) he was not retained as Executive Chairman immediately following December 31, 2022 or (iii) he was not re-nominated by the Company for re-election as a director on or prior to December 31, 2023, then all of his unvested equity grants would immediately vest. In addition, if Mr. Hrusovsky’s employment was terminated by the Company without cause or he resigned for good reason within 12 months following a Company sale event, his salary continuation payments and health plan benefits would continue for a period of 12 months after the date of termination. On April 25, 2022, Mr. Hrusovsky also received an equity award of options and RSUs that vests over a four-year period, with one-fourth of each of the stock options and RSUs vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis over the next three years. This award continues to vest regardless of whether Mr. Hrusovsky remains employed by or is providing services to the Company.
On August 7, 2022, we entered into a separation agreement with Mr. Hrusovsky, pursuant to which he stepped down from his position as Executive Chairman as of August 8, 2022. Under the agreement, he received (i) continued payment of his salary for six months and (ii) continued vesting of his April 2022 equity awards.
Payments upon a Triggering Event
The following table provides information regarding the amounts payable under the agreements described above for termination without cause or by the named executive officer for good reason and assuming the termination occurred on December 31, 2022, except in the case of named executive officers whose employment terminated before December 31, 2022, as described below.
Name	Base Salary ($)	Lump Sum Bonus Payments ($)	Continuation of Group Health Plan Benefits ($)	Value of Equity Awards ($)(1)	Total ($)
Masoud Toloue, Ph.D.	550,000	550,000	24,830	234,010	1,358,840
Michael A. Doyle(2)	421,000	210,500	16,123	19,113	666,736
E. Kevin Hrusovsky(3)	204,615	—	7,406	422,045	634,067
John Fry(4)	—	—	—	—	—

(1)
The value of options that vest due to a triggering event has been calculated by taking the difference of the option exercise price and the closing price of a share of our common stock on December 30, 2022, or $13.85, multiplied by the number of shares underlying options that vest due to the triggering event. The value of RSUs that vest due to a triggering event has been calculated by taking the closing price of a share of our common stock on December 30, 2022, or $13.85, multiplied by the number of shares underlying RSUs that vest due to the triggering event.

(2)
Reflects amounts to which Mr. Doyle would have been entitled under his agreement in place on December 31, 2022.

(3)
Actual amounts are included for Mr. Hrusovsky based on his separation from the Company on August 8, 2022. For purposes of this table, the value of Mr. Hrusovsky’s equity awards assumes accelerated vesting due to the triggering event on August 8, 2022 when the closing price of a share of our common stock was $16.49; however, his equity awards will continue to vest over their original terms.

(4)
No amounts are included for Mr. Fry because he retired from the Company on August 12, 2022, and his retirement did not trigger any payments.

The following table provides information regarding the amounts payable under the employment agreements described above for termination without cause or by the named executive officer for good reason following a change in control and assuming the termination occurred on December 31, 2022, except in the case of named executive officers whose employment terminated before December 31, 2022, as described below.
Name	Base Salary ($)	Lump Sum Bonus Payments ($)	Continuation of Group Health Plan Benefits ($)	Value of Equity Awards ($)(1)	Total ($)
Masoud Toloue, Ph.D.	550,000	550,000	24,830	838,036	1,962,866
Michael A. Doyle(2)	421,000	210,500	16,123	235,630	883,253
E. Kevin Hrusovsky(3)	204,615	—	7,406	422,045	634,067
John Fry(4)	—	—	—	—	—

(1)
The value of options that vest due to a triggering event has been calculated by taking the difference of the option exercise price and the closing price of a share of our common stock on December 30, 2022, or $13.85, multiplied by the number of shares underlying options that vest due to the triggering event. The value of RSUs that vest due to a triggering event has been calculated by taking the closing price of a share of our common stock on December 30, 2022, or $13.85, multiplied by the number of shares underlying RSUs that vest due to the triggering event.

(2)
Reflects amounts to which Mr. Doyle would have been entitled under his agreement in place on December 31, 2022.

(3)
Actual amounts are included for Mr. Hrusovsky based on his separation from the Company on August 8, 2022. For purposes of this table, the value of Mr. Hrusovsky’s equity awards assumes vesting due to the triggering event; however, his equity awards will continue to vest over their original terms.

(4)
No amounts are included for Mr. Fry because he retired from the Company on August 12, 2022, and his retirement did not trigger any payments.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our “median” employee to the annual total compensation of our Chief Executive Officer, Masoud Toloue, Ph.D., for 2022.
As permitted by SEC rules, we used annual base pay (plus overtime and shift differential pay) and target bonus as the consistently applied compensation measure to compare the total compensation of our employees (excluding our CEO) as of December 31, 2022 and to identify our median employee. We annualized the base pay and target bonus for any permanent employees who commenced work during 2022 or who were on unpaid leave during the year. Additionally, compensation for employees outside of the U.S. was converted to U.S. dollars. Using this approach, we identified our median employee.
We collected annual total compensation data for our median employee for 2022 using the same methodology we used for our named executive officers as disclosed in the Summary Compensation Table above. The annual total compensation of our median employee for 2022 was $137,377, and our CEO’s compensation as reported in the Summary Compensation Table was $2,957,026, resulting in a ratio of 1:22.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above. Given that companies may use a range of methodologies to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
Pay versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between the compensation of our current and former principal executive officers (“PEOs”) and other named executive officers and certain Company financial performance measures.
The dollar amounts reported below representing “compensation actually paid” have been calculated in accordance with the requirements of Item 402(v) of Regulation S-K. These figures do not reflect the actual amounts of compensation paid to the officers identified during such fiscal years and are based on equity valuation assumptions required by the SEC, which may not reflect actual amounts realized or realizable at vesting or exercise, as applicable.
							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for E. Kevin Hrusovsky(1) ($)	Summary Compensation Table Total for Masoud Toloue, Ph.D.(2) ($)	Compensation Actually Paid to E. Kevin Hrusovsky(1)(3) ($)	Compensation Actually Paid to Masoud Toloue, Ph.D.(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4)(5) ($)	Total Share- holder Return ($)	Peer Group Total Share- holder Return(6) ($)	Net Income (Loss) ($ in millions)	Revenues ($ in millions)
2022	1,921,523	2,957,026	(3,807,926)	1,699,747	1,210,719	(470,362)	58.61	113.65	(96.7)	105.5
2021	4,208,194	n/a	7,594,456	n/a	1,495,417	217,434	179.43	126.45	(57.7)	110.6
2020	3,520,397	n/a	10,186,102	n/a	1,855,751	3,342,174	196.78	126.42	(31.5)	86.4

(1)
Mr. Hrusovsky served as Chief Executive Officer until April 25, 2022 and as Executive Chairman from April 25, 2022 until August 8, 2022.

(2)
Dr. Toloue became President and Chief Executive Officer on April 25, 2022.

(3)
The following adjustments were made to the designated PEO’s compensation to calculate the amounts shown as “compensation actually paid” for the periods indicated:

Year	PEO Name	Summary Compensation Table Total ($)	Less Grant Date Fair Value of Equity Awards Granted during Applicable Year ($)	Plus Year-end Fair Value of Equity Awards Granted during Applicable Year ($)	Plus Change in Fair Value as of Year- end of any Prior Year Awards that Remain Unvested as of Year-End ($)	Plus Change in Fair Value as of the Vesting Date of any Prior Year Awards that Vest during Applicable Year ($)	Less Prior Year- end Fair Value of Awards Granted in Prior Year that Failed to Meet Vesting Conditions during Applicable Year ($)	Total Equity Value Reflected in Compensation Actually Paid Calculation ($)
2022	E. Kevin Hrusovsky	1,921,523	1,400,007	864,173	—	(372,494)	4,821,121	(5,729,449)
2022	Masoud Toloue, Ph.D.	2,957,026	1,999,996	1,234,526	(323,502)	(168,307)	—	(1,257,279)
2021	E. Kevin Hrusovsky	4,208,194	3,008,520	1,726,302	50,554	4,617,926	—	3,386,262
2020	E. Kevin Hrusovsky	3,520,397	2,185,995	3,790,803	2,779,333	2,281,563	—	6,665,705
(4)
The dollar amounts represent the average of the amounts reported for the following named executive officers as a group (excluding our PEOs):

2020	2021	2022
Amol Chaubal	Masoud Toloue, Ph.D.	Michael Doyle
William Geist	Michael Doyle	Mark Roskey, Ph.D.
	Amol Chaubal	John Fry
Shawn Stetson
William Geist
Dawn Mattoon
John Fry

(5)
The following adjustments were made to calculate the amounts shown as “average compensation actually paid” for the periods indicated:

Year	NEO Names	Summary Compensation Table Total (Average) ($)	Less Grant Date Fair Value of Equity Awards Granted during Applicable Year (Average) ($)	Plus Year- end Fair Value of Equity Awards Granted during Applicable Year (Average) ($)	Plus Change in Fair Value as of Year- end of any Prior Year Awards that Remain Unvested as of Year-End (Average) ($)	Plus Change in Fair Value as of the Vesting Date of any Prior Year Awards that Vest during Applicable Year (Average) ($)	Less Prior Year-end Fair Value of Awards Granted in Prior Year that Failed to Meet Vesting Conditions during Applicable Year (Average) ($)	Total Equity Value Reflected in Average Compensation Actually Paid Calculation ($)
2022	See footnote (4)	1,210,719	761,790	375,346	(118,480)	(132,737)	1,043,421	(1,681,081)
2021	See footnote (4)	1,495,417	995,666	504,941	3,663	357,701	1,148,621	(1,277,982)
2020	See footnote (4)	1,855,751	260,261	1,382,369	266,491	97,824	—	1,486,423

(6)
The peer group used is the NASDAQ Biotechnology Index, our peer group used for purposes of Item 201(e) of Regulation S-K.

Comparison of “Compensation Actually Paid” to our Total Shareholder Return (“TSR”)
Our TSR was $196.78, $179.43 and $58.61 for the years ended December 31, 2020, 2021, and 2022, respectively. Mr. Hrusovsky’s “compensation actually paid” was $10.2 million, $7.6 million and ($3.8) million for the years ended December 31, 2020, 2021, and 2022, respectively, and Dr. Toloue’s “compensation actually paid” was $1.7 million for the year ended December 31, 2022. The average “compensation actually paid” to our other named executive officers was $3.3 million, $0.2 million and ($0.5) million for the years ended December 31, 2020, 2021, and 2022, respectively. Our TSR has declined from December 31, 2020 to December 31, 2022, and “compensation actually paid” to our principal executive officers and average “compensation actually paid” to our other named executive officers have decreased over the same period.
Comparison of “Compensation Actually Paid” to Net Income (Loss)
Our net loss was approximately $31.5 million in 2020, $57.7 million in 2021 and $96.7 million in 2022. Mr. Hrusovsky’s “compensation actually paid” was $10.2 million, $7.6 million and ($3.8) million for the years ended December 31, 2020, 2021, and 2022, respectively, and Dr. Toloue’s “compensation actually paid” was $1.7 million for the year ended December 31, 2022. The average “compensation actually paid” to our other named executive officers was $3.3 million, $0.2 million and ($0.5) million for the years ended December 31, 2020, 2021, and 2022, respectively. Our net loss has increased over the three years reported, and “compensation actually paid” to our principal executive officers and average “compensation actually paid” to our other named executive officers have correspondingly decreased over the same period.
Comparison of “Compensation Actually Paid” to Company-Selected Measure (Revenues)
Our revenues were approximately $86.4 million in 2020, $110.6 million in 2021 and $105.5 million in 2022. Mr. Hrusovsky’s “compensation actually paid” was $10.2 million, $7.6 million and ($3.8) million for the years ended December 31, 2020, 2021, and 2022, respectively, and Dr. Toloue’s “compensation actually paid” was $1.7 million for the year ended December 31, 2022. The average “compensation actually paid” to our other named executive officers was $3.3 million, $0.2 million and ($0.5) million for the years ended December 31, 2020, 2021, and 2022, respectively. Our revenues increased 28% from 2020 to 2021 and then decreased by 5% from 2021 to 2022, and “compensation actually paid” to our principal executive officers and average “compensation actually paid” to our other named executive officers have decreased each year from 2020 to 2022.

TSR versus Peer Group TSR
The graph below shows our cumulative TSR over the three-year period ended December 31, 2022 as compared to that of the NASDAQ Biotechnology Index.
TOTAL SHAREHOLDER RETURN*
Between Quanterix Corporation
and the NASDAQ Biotechnology Index

$250
$200
$150
$100
$50
$0
12/19
12/20
12/21
12/22
Quanterix Corp
NASDAQ Biotechnology

*
$100 invested on 12/31/19 in stock or index, including reinvestment of dividends. Fiscal year ended December 31.

Most Important Financial and Other Performance Measures
We have identified the following financial and other performance measures as being the most important in linking actual compensation paid to executives to our performance for the most recently completed fiscal year:
1.
Revenues

2.
Progress against Restructuring Plan (non-financial performance measure)

As described above in the section captioned “Compensation Discussion and Analysis-Executive Summary- Restructuring Plan and 2022 Performance,” in August 2022, we commenced the Restructuring Plan to fully realize the potential of our technology and execute on operational improvements. As described above in the section captioned “Compensation Discussion and Analysis-Elements of our Compensation Program-Annual Cash Incentive Bonus Program,” the Compensation Committee took into account the progress made by our executives in executing on the Restructuring Plan in the second half of 2022, consistent with the goals of our executive compensation program to incentivize our named executive officers to achieve the Company’s short- and longer-term financial and strategic goals and to create long-term, sustainable value for our stockholders.

Director Compensation
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2022 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board. Mr. Blaser joined our Board on January 6, 2023 and as such did not receive any compensation in 2022.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Keith L. Crandell	56,934	113,150	86,850	—	256,934
Karen A. Flynn(3)	25,731	220,494	179,510	—	425,735
Sarah E. Hlavinka	56,940	113,150	86,850	—	256,939
Martin D. Madaus, Ph.D.	75,978	113,150	86,850	—	275,978
Paul M. Meister	59,976	113,150	86,850	—	259,976
Laurie J. Olson	50,283	113,150	86,850	—	250,282
David R. Walt, Ph.D.	47,250	113,150	86,850	—	247,250

(1)
Keith Crandell, Karen Flynn, Sarah Hlavinka and Paul Meister elected to receive these fees in the form of common stock in lieu of cash in accordance with our non-employee director compensation policy. See “Non-Employee Director Compensation Policy” below.

(2)
These amounts represent the aggregate grant date fair value for RSUs and option awards granted to each director in the fiscal year ended December 31, 2022, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value for the option awards may be found in Note 2 to our consolidated financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 6, 2023. The following table shows the aggregate number of stock options held by each of our non-employee directors as of December 31, 2022:

Name	Aggregate Number of Shares Subject to Stock Options
Keith L. Crandell	35,602
Karen A. Flynn	19,841
Sarah E. Hlavinka	35,602
Martin D. Madaus, Ph.D.	35,602
Paul M. Meister	58,937
Laurie J. Olson	19,802
David R. Walt, Ph.D.	35,602

(3)
Ms. Flynn joined our Board effective June 3, 2022.

Non-Employee Director Compensation Policy
Effective January 1, 2022, we amended and restated our non-employee director compensation policy (the “2022 Policy”). The 2022 Policy provides for: (A) the annual payment of: $40,000 to each of our non-employee directors, or $60,000 in the case of the Chairman; (B) $10,000 to each member of our Audit Committee, or $20,000 in the case of the chairperson; (C) $7,250 to each member of our Compensation Committee, or $15,000 in the case of the chairperson; and (D) $5,000 to each member of our Nominating and Governance Committee, or $10,000 in the case of the chairperson; in each case quarterly in arrears. Each non-employee director may elect to receive these payments in the form of common stock in lieu of cash.
The 2022 Policy also provides that each non-employee director be granted, on the first trading day of each fiscal year, an annual equity award valued at $200,000, rounded to the nearest whole share. This equity award is comprised of (A) 60% non-qualified stock options to purchase common stock at an exercise price equal to the fair market value as of such grant date and (B) 40% RSUs. The number of options is determined using our standard Black-Scholes valuation methodology. The number of RSUs is determined by dividing total value of the RSUs by the fair market value of our common stock on such grant date. The annual stock options and RSUs vest in full on December 31 of the year in which such awards were granted, provided that the non-employee director is still a director on the applicable vesting date.
In addition, under the 2022 Policy, each new non-employee director receives an award valued at $400,000 upon his or her initial election or appointment. The award is comprised of (A) 60% non-qualified stock options to purchase common stock at an exercise price equal to the fair market value as of such grant date and (B) 40% RSUs. The number of options is determined using our standard Black-Scholes valuation methodology. The number of RSUs is determined by dividing total value of the RSUs by the fair market value of our common stock on such grant date. The initial stock options vest over three years from the date of grant, with one-third vesting on the first anniversary of the applicable grant date and the remainder vesting over the following two years in 24 successive equal monthly installments at the end of each month until the third anniversary of such grant date, provided that the non-employee director is still a director on the applicable vesting date. The RSUs granted to each new non-employee director vest over a three-year period, with one-third vesting on each of the first, second and third anniversaries of the applicable grant date, provided that the non-employee director is still a director on the applicable vesting date.
We reimburse in full each non-employee director for all reasonable out-of-pocket expenses incurred in attending each meeting of our Board or its committees. Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our restated certificate of incorporation and restated bylaws.
Stock Ownership Guidelines for Non-Employee Directors and Executive Officers
In order to further align the interests of our non-employee directors and executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance, our Board maintains stock ownership guidelines for our non-employee directors and executive officers as follows:
Stock Ownership Guideline	Non-Employee Director	5x annual base cash retainer
	CEO	6x annual base salary
	Executive Officers Other than CEO	3x annual base salary
Attainment Period	Five years from the later of • Appointment/election to applicable position; and • October 9, 2019.
Stock Owned for Purposes of Ownership Guidelines
•
Stock acquired on the open market;

•
Stock acquired through the exercise of options;

•
Restricted stock, RSUs and stock options, whether vested or unvested; and

•
Stock acquired through Company benefit plans.

Holding Requirement	50% of “net of tax” vested shares must be held until the ownership guideline is met.
Administration	The stock ownership guidelines are administered by the Compensation Committee, which evaluates compliance on an annual basis. Non-compliance arising from special circumstances, such as fluctuations in the Company’s stock price, changes in a participant’s compensation, and the personal financial situation of a participant, are reviewed by the Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2022.
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,375,742(2)	$13.41(2)	3,295,110(3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,375,742(2)	$13.41(2)	3,295,110(3)

(1)
These plans consist of our 2007 Plan, the 2017 Plan and the ESPP.

(2)
Consists of (i) 2,187,648 outstanding options with a weighted average exercise price of $20.69 per share and (ii) 1,188,094 outstanding RSUs with a weighted average exercise price of $0 per share.

(3)
Consists of 1,847,643 shares of common stock available under the 2017 Plan and 1,447,467 shares of common stock available under the ESPP. Does not include an additional 1,488,696 shares of common stock reserved for future issuance under the 2017 Plan effective January 1, 2023 by operation of the 2017 Plan’s “evergreen” provision and an additional 372,174 shares of common stock reserved for future issuance under the ESPP effective January 1, 2023 by operation of the ESPP’s “evergreen” provision.

REPORT OF AUDIT COMMITTEE
The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has furnished the following report:
The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in its charter adopted by the Board of Directors, which is available on our website at www.quanterix.com. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2022, the Audit Committee took the following actions:
•
Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management and Ernst & Young LLP, our independent registered public accounting firm;

•
Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 1301 — Communications with Audit Committees; and

•
Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee and the Audit Committee further discussed with Ernst & Young LLP their independence.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Members of the Audit Committee:
Paul M. Meister (Chairperson)
Sarah E. Hlavinka
Martin D. Madaus, Ph.D.

ADDITIONAL INFORMATION REGARDING OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Accounting Fees and Services
The following table presents fees for professional audit services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the audit of our annual financial statements for the years ended December 31, 2021 and 2022 and fees billed for other services rendered by Ernst & Young LLP during those periods.
	2021	2022
Audit fees(1)	$2,118,350	$2,409,600
Audit-related fees	—	—
Tax fees(2)	49,350	81,252
Total	$2,167,700	$2,490,852

(1)
Audit fees consisted of audit work performed in the preparation of financial statements and services in connection with our periodic and current SEC filings and registration statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)
Tax fees consist principally of assistance with matters related to tax compliance and reporting and tax consulting services primarily related to international tax planning strategies.

Pre-Approval Policy
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm; provided however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.
Audit Services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related Services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3.
Tax Services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

4.
Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

DELINQUENT SECTION 16(A) REPORTS
Our records reflect that all reports required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), were filed on a timely basis, except for the following: one Form 4 due on July 17, 2022 for Michael Doyle was filed on August 3, 2022 and one Form 4 due on June 8, 2022 for Karen Flynn was filed on June 14, 2022, both due to administrative errors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Since January 1, 2022, we have engaged in the following transactions with our directors, director nominees, executive officers and holders of more than 5% of our common stock, which we refer to as our principal stockholders, and affiliates or immediate family members of our directors, executive officers and principal stockholders. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
We entered into a License Agreement with Tufts University in 2007, as amended in 2013, 2017 and 2020, pursuant to which we obtained an exclusive, worldwide license to our core SIMOA technology, and entered into additional license agreements with Tufts to certain related technology. David R. Walt, Ph.D., one of our directors, founding scientist and an inventor of the SIMOA technology, previously served as a professor at Tufts University. Under these licenses, we are required to pay Tufts University royalties on net sales of licensed products and services as well as a portion of our applicable sublicense revenues. During the year ended December 31, 2022, we recorded royalty expense of $1.4 million under these licenses. Tufts University pays a portion of the royalties and license payments received from us to Dr. Walt pursuant to an arrangement between Tufts University and Dr. Walt, the amount of which is determined on a formulaic basis.
In August 2022, we also entered into a license agreement with Harvard related to immunoassay technology developed by Dr. Walt at Harvard and Brigham and Women’s Hospital. In connection with entering into this agreement, we paid Harvard an upfront fee of $625,000 in 2022. Under this license, we are required to pay Harvard royalties on net sales of licensed products and services as well as a portion of our applicable sublicense revenues. During the year ended December 31, 2022, we recorded no royalty expense under this license. Harvard is obligated to pay a portion of the payments received from us to Dr. Walt pursuant to an arrangement between Harvard and Dr. Walt.
We also sell products and services to laboratories affiliated with Harvard and Brigham and Women’s Hospital that are overseen by Dr. Walt. During the year ended December 31, 2022, we recorded revenue from these sales of approximately $703,000.
In May 2022, we entered into an agreement with UltraDx Limited (“UltraDx”), a company formed by ARCH Venture Partners (“ARCH”). Keith Crandell, one of our directors, is a managing director of ARCH and is a founder of UltraDx. Under this agreement, we agreed to supply HD-X instruments (both fully assembled and disassembled) as well as assays and assay components to UltraDx, and UltraDx has the non-exclusive right to seek Chinese regulatory approval of and to commercialize the HD-X instrument and related assays in the Chinese neurological in the vitro diagnostic market. Under the terms of the agreement, we sold a total of ten fully assembled and disassembled HD-X instruments to UltraDx in June 2022 at a purchase price of approximately $1.9 million.
Stephen Hrusovsky, the son of Kevin Hrusovsky, our former Executive Chairman and former Chief Executive Officer, served as our Director, Investor Relations and Business Development until September 20, 2022. For services in 2022, he received an aggregate of $158,633 in salary, bonus, and equity awards, and upon his separation from Quanterix, he received an aggregate of $37,724 in severance.
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements, our restated certificate of incorporation and our restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers.
The 2007 Plan and the 2017 Plan also provide that our directors (and in the case of the 2017 Plan, our employees) will not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the respective plan, and the members of our Board and any committee administering the plan will be entitled to indemnification and reimbursement by us in respect of any claim, loss, damage or expense (including reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.
Policies and Procedures for Related Party Transactions
Pursuant to its charter, our Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions reportable by us under Item 404 of Regulation S-K in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our Board determines may be considered related persons under Item 404 of Regulation S-K, has or is expected to have a direct or indirect material interest.
In reviewing and approving such transactions, the Audit Committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the Audit Committee in some circumstances. No related person transaction will be entered into prior to the completion of these procedures.
The Audit Committee or its chair, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine members, classified into three classes as follows: (1) Karen A. Flynn, Martin D. Madaus, Ph.D. and Laurie J. Olson constitute Class I with a term ending at the 2024 annual meeting; (2) Sarah E. Hlavinka, Masoud Toloue, Ph.D. and David R. Walt, Ph.D. constitute Class II with a term ending at the 2025 annual meeting; and (3) Brian J. Blaser, Keith L. Crandell and Paul M. Meister constitute Class III with a term ending at the 2023 annual meeting. Keith L. Crandell has informed the Board that he will not stand for re-election at the upcoming 2023 annual meeting, and our Board has taken action to reduce the size of our Board to eight members, effective as of the 2023 annual meeting.
At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.
Upon the recommendation of our Nominating and Governance Committee, our Board of Directors has voted to nominate Brian J. Blaser and Paul M. Meister for election at the annual meeting as Class III directors for a term of three years to serve until the 2026 annual meeting of stockholders and until their respective successors are elected and qualified.
Unless authority to vote for either of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Brian J. Blaser and Paul M. Meister as directors. In the event that either of the nominees becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that either of the nominees will be unable or unwilling to serve as a director.
A plurality of the shares voted FOR each nominee is required to elect each nominee as a director.
THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF BRIAN J. BLASER AND PAUL M. MEISTER AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2
ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION
We are seeking your advisory vote as required by the Exchange Act on the approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Our compensation philosophy is designed to align each executive’s compensation with Quanterix’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and our Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2023 annual meeting:
“RESOLVED, that the compensation paid to the named executive officers of Quanterix Corporation, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”
The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, this resolution.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2023. The Board of Directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2021 and 2022. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.
In deciding to appoint Ernst & Young LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Ernst & Young LLP and concluded that Ernst & Young LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2023.
In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the appointment of our independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CORPORATE CODE OF CONDUCT AND ETHICS
We have adopted a corporate code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.quanterix.com under “Investors — Corporate Governance — Governance Highlights” and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821. Disclosure regarding any amendments to, or waivers from, provisions of the code that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.
OTHER MATTERS
The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2024 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 22, 2023. To be considered for presentation at the 2024 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 8, 2024 and no later than March 9, 2024.
In order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at our 2024 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Such notice must be received by the date noted above and must also include all information required by our bylaws with respect to director nominations.
Proposals that are not received in a timely manner will not be voted on at the 2024 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Quanterix Corporation, 900 Middlesex Turnpike, Building 1, Billerica, Massachusetts 01821.
Billerica, Massachusetts
April 14, 2023

MMMMMMMMM 000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 am, Eastern Time, on June 7, 2023. Online Go to www.investorvote.com/QTRX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. www.investorvote.com/QTRX Please do not write outside the designated areas. 2023 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3. + 1. Election of Directors: For Withhold For Withhold 01 - Brian J. Blaser 02 - Paul M. Meister 2. To approve, by a non-binding advisory vote, the compensation of our named executive officers, as disclosed in the proxy statement. For Against Abstain For Against Abstain 3. Ratification of the appointment of Ernst & Young LLP as the independent accounting firm for the fiscal year ending December 31, 2023. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MMMMMMM 1 U P X 5 7 5 6 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE + 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03SHLE

2023 Annual Meeting Admission Ticket 2023 Annual Meeting of Quanterix Corporation Stockholders June 7, 2023 10:00 AM ET Quanterix Corporation 900 Middlesex Turnpike, Building 1 Billerica, MA 01821 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.investorvote.com/QTRX Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/QTRX IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + Quanterix Corporation Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 7, 2023 Masoud Toloue, Ph.D. and Laurie Churchill, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Quanterix Corporation to be held on June 7, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the
Proxies will have authority to vote FOR the election of the nominees as directors and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below.Comments — Please print your comments below.